Exhibit 99.1



                       AMERICAN RADIO SYSTEMS CORPORATION
                      -------------------------------------

                                CREDIT AGREEMENT

                          Dated as of January 24, 1997

                                  $550,000,000
                      -------------------------------------

                                  by and among

                       AMERICAN RADIO SYSTEMS CORPORATION,

                              THE BANK OF NEW YORK,
                  as COLLATERAL AGENT and ADMINISTRATIVE AGENT,

                          THE CHASE MANHATTAN BANK and
                           THE TORONTO-DOMINION BANK,
                            as CO-SYNDICATION AGENTS,

                  BANK OF MONTREAL, CREDIT SUISSE FIRST BOSTON,
             FLEET NATIONAL BANK and UNION BANK OF CALIFORNIA, N.A.,
                               as MANAGING AGENTS,

                               BARCLAYS BANK PLC,
                                    as AGENT,

                BANK OF AMERICA ILLINOIS, THE SANWA BANK, LIMITED
            and VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST,
                                  as CO-AGENTS,

                                       and

                            THE LENDERS PARTY HERETO

                                      WITH

                           BNY CAPITAL MARKETS, INC.,
                           CHASE SECURITIES, INC., and
                       TORONTO DOMINION SECURITIES, INC.,
                                  as ARRANGERS

         CREDIT AGREEMENT, dated as of January 24, 1997, by and among AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation (the "Borrower"), THE BANK OF NEW YORK, as Collateral Agent and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK and THE TORONTO- DOMINION BANK, as co-syndication agents (each in such capacity, a "Co-Syndication Agent" and, collectively, the "Co-Syndication Agents"), Bank of Montreal, Credit Suisse First Boston, Fleet National Bank and Union Bank of California, N.A., as managing agents (each in such capacity, a "Managing Agent" and, collectively, the "Managing Agents"), Barclays Bank PLC, as agent (in such capacity, the "Agent"), Bank of America Illinois, The Sanwa Bank, Limited and Van Kampen American Capital Prime Rate Income Trust, as co-agents (each in such capacity, a "Co-Agent" and, collectively, the "Co-Agents") and each Lender party hereto or which becomes a "Lender" pursuant to the provisions of section 11.7 or 2.4(d) (each a "Lender" and, collectively, the "Lenders").


1.       DEFINITIONS

         1.1      Defined Terms.

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

         "ABR Loans": the Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

         "Accountants": Deloitte & Touche LLP, or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

         "Affected Loan": as defined in section 2.15.

         "Affected Principal Amount": (i) in the event that the Borrower shall fail for any reason to borrow or convert a Loan after it shall have notified the Administrative Agent of its intent to do so in which it shall have requested a Eurodollar Loan pursuant to section 2.3 or 2.8, as the case may be, an amount equal to the principal amount of such Loan; (ii) in the event that a Eurodollar Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Loan; and
(iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Loan so prepaid or repaid.

         "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

         "Aggregate Station Annual Cash Flow": as defined in section 8.7(b).

         "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the BNY Rate in effect on such date or (ii) 1/2 of 1% plus the Federal Funds Rate in effect on such date.

         "Applicable Margin": (a) subject to paragraph (b) of this definition, at all times during the ap plicable periods set forth below, (i) with respect to the unpaid principal amount of the ABR Loans, the percentage set forth below under the heading "Alternate Base Rate Margin" next to the applicable period and
(ii) with respect to the unpaid principal amount of the Eurodollar Loans, the percentage set forth below under the heading "Eurodollar Rate Margin" next to the applicable period:

                                      Alternate Base            Eurodollar
Period                                 Rate Margin              Rate Margin

when the Total
Leverage Ratio
is equal to or
greater than
6.75:1.00                                 0.750%                     2.000%

when the Total
Leverage Ratio
is equal to or greater
than 6.50:1.00 but
less than 6.75:1.00                       0.625%                     1.875%

when the Total
Leverage Ratio
is equal to or greater
than 6.00:1.00 but
less than 6.50:1.00                       0.250%                     1.500%

when the Total
Leverage Ratio
is equal to or greater
than 5.50:1.00 but less
than 6.00:1.00                            0.000%                     1.250%

when the Total
Leverage Ratio
is equal to or greater

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than 5.00:1.00 but
less than 5.50:1.00                       0.000%                     1.000%

when the Total
Leverage Ratio
is equal to or greater
than 4.50:1.00 but
less than 5.00:1.00                       0.000%                     0.750%

when the Total
Leverage Ratio
is equal to or greater
than 4.00:1.00 but
less than 4.50:1.00                       0.000%                     0.625%

when the Total
Leverage Ratio
is less than 4.00:1.00                    0.000%                     0.500%

                    (b) Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio, as evidenced by a Ratio Certificate delivered to the Administrative Agent pursuant to section 7.1(d) evidencing such a change, shall become effective upon the first Business Day following the delivery of (i) the Ratio Certificate and (ii) the applicable financial statements required to be delivered pursuant to section 7.1(a) or (c), as the case may be. If the Borrower shall fail to deliver a Ratio Certificate within 45 days after the end of any of the first three fiscal quarters, or within 90 days after the end of the last fiscal quarter, of each fiscal year (each a "certificate delivery date"), for purposes of calculating the Applicable Margin, the Total Leverage Ratio from and in cluding such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Ratio Certificate shall be conclusively presumed to be greater than 6.75:1.00.

         "Arrangers": BNY Capital Markets, Inc., Chase Securities, Inc. and Toronto Dominion Securities, Inc.

         "ARS License Subsidiary": American Radio Systems License Corp., a 100% owned Restricted Subsidiary of the Borrower holding certain of the FCC licenses of the Borrower and its Restricted Subsidiaries.

           "ARS License Subsidiary Management Agreement": the Borrower License Subsidiary Management Agreement, dated as of the date hereof, between the Borrower and the ARS License Subsidiary, substantially in the form attached hereto as Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.13.

         "ARS Subordinated Indenture": the Indenture, dated as of February 1, 1996, between the Borrower and Fleet National Bank, as trustee, as amended by supplemental indenture dated October 1, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "ARS Subordinated Indenture Notes": the 9% Senior Subordinated Notes, due 2006, in the aggregate principal amount of $175,000,000, issued pursuant to the ARS Subordinated Indenture, as amended by supplemental indenture dated
October 1, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "ARS Subordinated Indenture Subsidiary Guaranty": the subordinated guaranty or guaranties executed and delivered by one or more of the Restricted Subsidiaries in connection with the ARS Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "Assignment":  as defined in section 11.7(b).

         "Assignment and Assumption Agreement": an agreement substantially in the form of Exhibit K.

           "Assignment Fee":  as defined in section 11.7(b).

         "Authorized   Signatory":   the  chief  executive  officer,  the  chief
financial officer, the chief operating officer, the president or any other duly authorized officer (acceptable to the Administrative Agent) of a Loan Party.

           "BNY": The Bank of New York.

           "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "Borrower Security Agreement": the Borrower Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent, substantially in the form attached hereto as Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrowing Date": any Business Day specified in a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans.

         "Borrowing Request": a Borrowing Request substantially in the form of Exhibit C.

           "Broadcasting Station": all related licenses, franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting radio programming, together with all Property owned or used in connection with the programming provided pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits. The term
"Broadcasting Station" shall also include a corporation incorporated in the United States which shall own one or more Broadcasting Stations.

           "Business Day": (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange between banks in the interbank eurodollar market may be carried on as determined by the Administrative Agent.

           "Capital  Stock":  (i) in the case of a  corporation,  capital stock,
(ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or capital stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act, as set forth at 42 U.S.C. ss.9601, et seq. as the same may be amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

           "Change of Control":  any of the following:

                    (i) the sale, lease, transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principal Shareholders or their Related Parties);

                    (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

                    (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principal Shareholders and their Related Parties) of 40% or more of the voting power of the voting stock of the Borrower by way of merger or consolidation or otherwise, provided that such acquisition will not constitute a "Change of Control" unless or until such Person or group owns, directly or indirectly, more of the voting power of the voting stock of the Borrower than the Principal Shareholders and their Related Parties; or

                    (iv) the Continuing Directors cease for any reason to constitute a majority of the directors of the Borrower then in office. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral": collectively, the Collateral under and as defined in the Collateral Documents.

         "Collateral Agent": BNY in its capacity as collateral agent under the Collateral Documents.

         "Collateral Documents": collectively, the Borrower Security Agreement and the Subsidiary Guaranty.

         "Combined Credit Exposure": with respect to any Lender hereunder or any Lender (as defined in the Other Credit Agreement), at any time, the sum of (i) its Credit Exposure hereunder and (ii) its Credit Exposure (under and as defined in the Other Credit Agreement), in each case at such time.

         "Combined Required Lenders": at any date of determination, Lenders hereunder and Lenders (as defined in the Other Credit Agreement) having Combined Credit Exposures, without duplication, equal to or greater than 51% of the Total Combined Credit Exposure.

           "Commitment Fee" and "Commitment Fees": as defined in section 3.1.

           "Commitment Reduction Fraction": in respect of any mandatory reduction of the RC Commitments pursuant to section 2.4(b)(i), a fraction the numerator of which is the aggregate amount of the RC Commitments and the denominator of which is the sum of the aggregate amount of the RC Commitments and the aggregate amount of the RC/TL Commitments (under and as defined in the Other Credit Agreement), in each case determined immediately prior to such mandatory reduction.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

         "Communications Act": the Communications Act of 1934, as the same may be amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

         "Consolidated": the Borrower and its Restricted Subsidiaries which are consolidated for financial reporting purposes, excluding any interest of the Borrower or any of its Restricted Subsidiaries in the Tower Subsidiaries.

           "Consolidated Annual Broadcast Cash Flow": Consolidated Annual Operating Cash Flow plus the sum of corporate office, general and administrative expenses (exclusive of depreciation and amortization included in such corporate office, general and administrative expenses) of the Borrower and its Restricted Subsidiaries.

           "Consolidated Annual Operating Cash Flow": at any time, Consolidated Operating Cash Flow for the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1, or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

         Notwithstanding anything to the contrary contained in this definition,

           (i) solely for purposes of determining the Total Leverage Ratio under sections 1.1 (with respect to the definition of Applicable Margin) and 3.1 and the Total Leverage Ratio and the Senior Leverage Ratio under section 6.1, there shall be added, without duplication, to Consolidated Annual Operating Cash Flow:

                             (a) the Operating Cash Flow of PBB (the "PBB Cash Flow") for the immediately preceding four fiscal quarters for which financial statements for PBB or its predecessor (prepared in a manner substantially similar to the financial statements required to be delivered pursuant to sections 7.1(a) and (c) and otherwise in all respects reasonably satisfactory to the Administrative Agent) have been delivered to the Administrative Agent and the Lenders or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters, and

                             (b) the Operating Cash Flow of any entity with which the Borrower has entered into a loan/purchase arrangement permitted hereunder in connection with the acquisition of a Broadcasting Station similar to the arrangements entered into by the Borrower with PBB (to the extent allocable to such acquired
           Broadcasting Station) (the "Additional Cash Flow") for the immediately preceding four fiscal quarters for which financial statements for such entity or its predecessor (prepared in a manner substantially similar to the financial statements required to be delivered pursuant to sections 7.1(a) and (c) and otherwise in all respects reasonably satisfactory to the Administrative Agent) have been delivered to the Administrative Agent and the Lenders or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters;

           provided that (i) the aggregate amount of PBB Cash Flow and Additional Cash Flow (if any) (collectively, the "Acquired Station Cash Flow") which is added to Consolidated Annual Operating Cash Flow pursuant to this sentence shall not exceed an aggregate amount equal to (A) for the period through June 30, 1997, 100% of the Acquired Station Cash Flow, and (B) thereafter, 0% of the Acquired Station Cash Flow, and (ii) each of the PBB Documents, and the documents evidencing any arrangement contemplated by paragraph (b) above shall be in full force and effect and no default shall exist thereunder;

           (ii) solely for purposes of determining compliance with sections 6.2,
6.3 and 6.4, there shall be added to Consolidated Annual Operating Cash Flow, without duplication, actual payments of interest on (A) the PBB Notes and any note payable to the Borrower in connection with an arrangement contemplated by paragraph (b) above received by the Borrower during the applicable four fiscal quarter period, and (B) Investments made pursuant to sections 8.5(c) or 8.5(d); and

         (iii) solely for purposes of determining the Total Leverage Ratio under sections 1.1 (with respect to the definition of Applicable Margin) and 3.1 and the Total Leverage Ratio and the Senior Leverage Ratio under section 6.1, there shall be excluded from Consolidated Annual Operating Cash Flow the Operating Cash Flow attributable to all Non-License Subsidiary Broadcasting Stations to the extent that the aggregate Operating Cash Flow attributable to all such Non-License Subsidiary Broadcasting Stations exceeds 10% of Consolidated Annual Operating Cash Flow (determined without giving effect to this clause (iii)).

           "Consolidated  Operating  Cash  Flow":  Operating  Cash  Flow  of the
Borrower and its Restricted Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, for purposes of determining Excess Cash Flow, there shall be added to Consolidated Operating Cash Flow for the applicable period, without duplication, actual payments of interest on the PBB Notes and any note payable to the Borrower in connection with an arrangement contemplated by paragraph (b) of the definition of Consolidated Annual Operating Cash Flow received by the Borrower during such applicable period.

           "Contingent  Obligation":  as to any Person,  any  obligation of such
Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the liability of a general partner in respect of the Indebtedness of a partnership in which it is a general partner, excluding Indebtedness which is non-recourse to such general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

           "Continuing Director": any member of the Board of Directors of the Borrower who (i) is a member of that Board of Directors on the Effective Date or
(ii) was  nominated  for  election  by either  (a) one or more of the  Principal
Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors at the Effective Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.

           "Control Person": as defined in section 2.14.

         "Copyright Act": Title 17 of the United States Code, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

           "Credit Exposure" with respect to any Lender at any time, its RC Commitment or, if no RC Commitment is in effect, its outstanding RC Loans, at such time.

         "Debt Service": the sum of Interest Expense and scheduled principal amortization (including scheduled mandatory reductions of revolving credit and similar commitments) of Total

Debt, whether or not actually paid, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1, or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

         "Default": any of the events specified in section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Borrower in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to one year after the Maturity Date. The amount of Disqualified Stock shall be the greater of the liquidation preference or mandatory or optional redemption price thereof.

           "Dollars" and "$": lawful currency of the United States of America.

           "Effective Date": January 24, 1997.

           "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recy cling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) CERCLA; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et. seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 et. seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.;
(vi) the Hazardous Material Transportation Authorization Act of 1994, as amended, 49 USCA ss.5101 et seq. and (viii) all rules, regulations judgments, decrees, injunctions and restrictions thereunder and any analogous state law, in each case as from time to time in effect.

         "Equity Interests": Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any Indebtedness or Disqualified Stock that is convertible into, or exchangeable for, Capital Stock).

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

           "Eurodollar Loan": a portion of the Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with sections 2.3 and 2.8.

         "Eurodollar Rate": with respect to any Interest Period, the rate per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1%, or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%):

                    (a) the rate quoted by the Administrative Agent to major banks in the interbank eurodollar market as the rate at which the Administrative Agent is offering Dollar deposits in an amount approximately equal to BNY's pro rata share of the given portion of the Loans selected by the Borrower to bear interest during such Interest Period based upon a rate of interest determined under this definition, and having a term to maturity corresponding to such Interest Period, as quoted at approximately 10:00 A.M. two Business Days prior to the date upon which such Interest Period is to commence, by

                    (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States banks or money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

         "Event of Default": any of the events specified in section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Excess Cash Flow": at any time, in respect of any period, Consolidated Operating Cash Flow for such period (before any adjustments to reflect acquisitions, sales and exchanges of Property during such period) less the sum of, without duplication, (i) Debt Service (excluding, to the extent included therein, principal payments made pursuant to sections 2.5(b), (d), (e) and (f) hereof, and principal payments made pursuant to sections 2.5(d), (f),
(g) and (h) of the Other Credit Agreement), (ii) voluntary principal prepayments made pursuant to section 2.5(a) hereof and voluntary principal payments made pursuant to section 2.5(a) of the Other Credit Agreement (excluding, to the extent not otherwise excluded from this definition of "Excess Cash Flow", principal payments made with cash the source of which is not included in the Borrower's Operating Cash Flow), provided that the RC Commitments are permanently reduced in an aggregate amount equal to such prepayments made under section 2.5(a) hereof, (iii) capital expenditures made (excluding capital expenditures made with insurance proceeds), (iv) cash taxes paid, (excluding cash taxes attributable to the Tower Subsidiaries) (v) non-recurring cash expense items included in Consolidated Operating Cash Flow pursuant to clause
(iii) of the definition of Operating Cash Flow, (vi) Finance Costs and (vii) any cash dividends paid with respect to Non Redeemable Preferred Stock (including, without limitation, the preferred Stock issued pursuant to the 1996 Convertible Exchangeable Preferred Stock Issuance and the preferred Stock issued pursuant to the 1997 Preferred Stock Issuance).

           "Exchange Act":  the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement": the Credit Agreement, dated as of December 19, 1995, by and among the Borrower,  the lenders  party  thereto,  Bank of Montreal,  Banque
Paribas, Chemical Bank, CIBC Inc., Fleet National Bank and Toronto Dominion (Texas), Inc., as co-agents, and The Bank of New York, as agent, as amended.

           "Existing EZ Indebtedness": all of the obligations of EZ and its subsidiaries under the Credit Agreement, dated as of November 20, 1995, among EZ, the lenders party thereto, and Chase Manhattan Bank (National Association), as agent, as amended, and all other Basic Documents (as defined in such Credit Agreement) executed and delivered in connection therewith, in each case as amended.

         "EZ": EZ Communications, Inc., a Commonwealth of Virginia corporation.

         "EZ Acquisition": the acquisition of EZ by the Borrower by way of a merger of EZ into and with the Borrower with the Borrower as the survivor, all pursuant to and in accordance with the EZ Transaction Documents.

           "EZ Consent Solicitation": the Consent Solicitation Statement, dated December 4, 1996, by the Borrower to the holders of the EZ Indenture Notes to amend the covenants under the EZ Indenture to conform them in all material respects or to make them compatible with the ARS Subordinated Indenture.

           "EZ Indenture": the Indenture, dated as of November 21, 1995, among EZ, the subsidiary guarantors party thereto and State Street Bank and Trust Company, as trustee, pursuant to which EZ issued the EZ Indenture Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "EZ Indenture Notes": the 9.75% senior subordinated notes due 2005 in the aggregate principal amount of $150 million issued by EZ pursuant to the EZ Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "EZ Indenture Subsidiary Guaranty": the guaranty or guaranties executed and delivered by one or more of EZ's (and after the EZ Acquisition, the Borrower's) subsidiaries in connection with the EZ Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

         "EZ License Subsidiaries": EZ Charlotte, Inc., EZ Kansas City, Inc., EZ Philadelphia, Inc., EZ Pittsburgh, Inc., EZ Sacramento, Inc. and EZ St. Louis, Inc., each of which is wholly- owned by PBI and is incorporated in the Commonwealth of Virginia.

         "EZ License Subsidiary Management Agreements": as defined in section 8.21(m).

           "EZ Transaction Documents": the Agreement and Plan of Merger, dated as of August 5, 1996, between the Borrower and EZ, as amended and restated as of September 27, 1996 among the Borrower, American Merger Corporation and EZ (as amended and restated, the "American/EZ Merger Agreement"), together with the American Registration Rights Agreement, the Stockholder

Agreement, the American Voting Agreement and the EZ Voting Agreement, in each case as referred to in the American/EZ Merger Agreement.

         "FCC": the Federal Communications Commission, or any Governmental Authority succeeding to the functions thereof.

           "Federal Funds Rate": for any day, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Finance Costs": non-capitalized costs incurred by the Borrower in connection with the issuance of equity or the incurrence of Indebtedness.

           "Fixed Charges":  the sum, without duplication,  of (a) Debt Service,
(b) cash taxes paid (excluding (i) capital gains taxes paid in connection with permitted dispositions of Property pursuant to section 8.7 and (ii) cash taxes paid by the Borrower attributable to the Tower Subsidiaries to the extent reimbursed in cash by the Tower Subsidiaries (but including cash paid to the Tower Subsidiaries in lieu of taxes pursuant to the Tax Sharing Agreement)), (c) capital expenditures (excluding permitted capital expenditures made with insurance proceeds), and (d) Restricted Payments made in cash pursuant to and in accordance with sections 8.4(b) and (e) (excluding Restricted Payments made with funds received from the Tower Subsidiaries), in each case of the Borrower and its Restricted Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1, or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

           "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent, and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

           "Hazardous Discharge":  as defined in section 11.11(b).

           "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby, or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

           "Immediate Family Member": with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

           "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale agreement or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person (except for letters of credit issued in connection with the Red Sox Network Contract) and, without du plication, all drafts drawn thereunder (including drafts drawn under the letters of credit issued in connection with the Red Sox Network Contract) to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than Liens permitted under sections 8.2(i) through (iv) and carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (vi) obligations for principal payments under leases which have been, or under GAAP are required to be, capitalized and (vii) all Contingent Obligations.

         "Indemnified Party": shall have the meaning set forth in section 11.11(a).

           "Interest Expense": the sum of all (i) interest (adjusted to give effect to all Interest Rate Protection Arrangements and fees and expenses paid in connection with same, all as determined in accordance with GAAP) on Total Debt and (ii) commitment and similar fees, in each case of the Borrower and its Restricted Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for, as applicable, the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1, or, in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

           "Interest Payment Date": (i) as to any ABR Loan, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Loan is made, (ii) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period and (iii) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of six months, the last day of such Interest Period and the corresponding day of the month which is three months after the date of the commencement of such Interest Period, or, if such day is not a Business Day or does not exist, on the immediately preceding Business Day.

         "Interest Period": the period commencing on any Business Day selected by the Borrower in accordance with section 2.3 or 2.8 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with such section, subject to the following:

                    (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the immediately succeeding Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Business Day immediately preceding such day; and

                    (b) if any Interest Period shall begin on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month.

         "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to manage the exposure of such customers to interest rate fluctuations.

           "Investments": as defined in section 8.5.

         "Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1(L) hereto; thereafter, such other office or offices of such Lender, if any, which shall be making or maintaining Loans.

           "License Subsidiaries": collectively, (i) the ARS License Subsidiary,
(ii) the EZ License Subsidiaries and (iii) each other License Subsidiary which the Borrower or any Restricted Subsidiary may acquire in accordance with section 8.3, each of which shall be a wholly-owned Restricted Subsidiary of the Borrower.

           "License Subsidiary Management Agreements": collectively, (i) the ARS License Subsidiary Management Agreement, (ii) upon the consummation of the EZ Acquisition, the EZ License Subsidiary Management Agreements and (iii) each other management agreement entered into pursuant to section 8.3.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

           "Loans": the RC Loans.

         "Loan  Documents":   collectively,   this  Agreement,  the  Notes,  the
Collateral Documents and the License Subsidiary Management Agreements.

         "Loan Party": the Borrower, each Subsidiary Guarantor and each other party (other than the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Lenders) that is a signatory to a Loan Document.

         "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "Material Adverse Change": a material adverse change in (i) the operations, business, prospects, Property or condition (financial or otherwise), except for the status of the matters as described under "Risk Factors-Factors Relating to American and its Business--Antitrust Matters" in the 1997 Preferred Stock Offering Circular (provided no material adverse change in such status shall occur), of (a) the Borrower (excluding any interest of the Borrower in the Tower Subsidiaries) or (b) the Borrower and its Restricted Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent, the Collateral Agent or any of the Lenders to enforce any of the Loan Documents (other than as a result of facts or circumstances pertaining to the Administrative Agent, the Collateral Agent or such Lender which are not related to the Borrower or its Restricted Subsidiaries).

           "Material Adverse Effect": a material adverse effect on (i) the operations, business, prospects, Property or conditions (financial or otherwise), except for the status of the matters as described under "Risk Factors-Factors Relating to American and its Business--Antitrust Matters" in the 1997 Preferred Stock Offering Circular (provided no material adverse change in such status shall occur), of (a) the Borrower (excluding any interest of the Borrower in the Tower Subsidiaries) or (b) the Borrower and its Restricted Subsidiaries on a Consolidated basis, (ii) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent, the Collateral Agent or any of the Lenders to enforce any of the Loan Documents (other than as a result of facts or circumstances pertaining to the Administrative Agent, the Collateral Agent or such Lender which are not related to the Borrower or its Restricted Subsidiaries).

           "Maturity Date": December 31, 2004.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Net Equity Proceeds":  as defined in section 2.5(f).

           "1996 Convertible Exchangeable Preferred Stock Issuance": the issuance of convertible exchangeable preferred Stock of the Borrower having a total liquidation value (including any such Stock sold pursuant to the over-allotment option of the initial purchasers) equal to $137,500,000, as described in the Confidential Offering Circular, dated June 19, 1996.

           "1996 Exchange Subordinated Indenture": in the event that the Borrower elects to exchange shares of the preferred Stock issued in connection with the 1996 Preferred Stock Issuance for 1996 Exchange Subordinated Indenture Notes, the indenture between the Borrower and the applicable trustee relating thereto, such indenture to contain subordination terms with respect to the Loan Documents at least as favorable to the Administrative Agent, the Collateral Agent and the Lenders as those contained in the ARS Subordinated Indenture and to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "1996 Exchange Subordinated Indenture Notes": the subordinated notes, issued pursuant to the 1996 Exchange Subordinated Indenture, such subordinated notes to be subordinated to the Loan Documents at least to the same extent as the ARS Subordinated Indenture Notes and to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "1997 Exchange Subordinated Indenture": in the event that the Borrower elects to exchange shares of the preferred Stock issued in connection with the 1997 Preferred Stock Issuance for 1997 Exchange Subordinated Indenture Notes, the indenture between the Borrower and the applicable trustee relating thereto, such indenture to contain subordination terms with respect to the Loan Documents at least as favorable to the Administrative Agent, the Collateral Agent and the Lenders as those contained in the ARS Subordinated Indenture and to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "1997 Exchange Subordinated Indenture Notes": the subordinated notes, issued pursuant to the 1997 Exchange Subordinated Indenture, such subordinated notes to be subordinated to the Loan Documents at least to the same extent as the ARS Subordinated Indenture Notes and to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

           "1997 Preferred Stock Issuance": the issuance of exchangeable preferred Stock (including any exchangeable preferred Stock issued in exchange therefor) of the Borrower having a total liquidation value not to exceed $200,000,000 (excluding any increase in total liquidation value resulting from the Borrower's election to pay dividends in the form of additional shares of such exchangeable preferred Stock), all as described in the 1997 Preferred Stock Offering Circular.

         "1997 Preferred Stock Offering Circular": the Confidential Preliminary Offering Circular, dated January 2, 1997.

         "Non-License Subsidiary Broadcasting Stations": all Broadcasting Stations the FCC licenses for which are not held by a License Subsidiary, provided, however, that the term "Non- License Subsidiary Broadcasting Stations" shall not include any Broadcasting Station held for disposition by the Borrower or any Restricted Subsidiary for which the Borrower has notified the Administrative Agent in writing thereof, provided that such decision to hold for disposition is reasonably satisfactory to the Administrative Agent.

           "Non Redeemable Preferred Stock": preferred Stock issued by the Borrower which is not, under any contingency, at any time prior to three years after the Maturity Date (except upon the occurrence of a Change of Control), subject to any mandatory dividend, redemption or similar requirement (except to the extent permitted by the provisions of section 8.4) and which is not convertible or exchangeable into any Indebtedness or Stock (other than common Stock or other Non Redeemable Preferred Stock or, solely at the option of the Borrower, exchangeable into Permitted Subordinated Debt).

           "Notes": the RC Notes.

           "Other Credit Agreement": the $350,000,000 Credit Agreement, dated as of the date hereof, by and among the Borrower, The Bank of New York, as collateral agent and administrative agent, The Chase Manhattan Bank and The Toronto-Dominion Bank, as co-syndication agents, Bank of Montreal, Credit Suisse First Boston, Fleet National Bank and Union Bank of California, N.A., as managing agents, Barclays Bank PLC, as agent, Bank of America Illinois, The Sanwa Bank, Limited and Van Kampen American Capital Prime Rate Income Trust, as co-agents, and the lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Other Credit Agreement Loans": the Loans under and as defined in the Other Credit Agreement.

           "Operating Cash Flow": at any time, with respect to any Person, for any period: (i) broadcasting revenues (exclusive of reciprocal and barter revenues) of such Person, determined in accordance with GAAP, for such period, less (ii) the sum of, without duplication: (a) station operating expenses (exclusive of depreciation, amortization and reciprocal and barter expenses included therein), (b) the amount of any cash payments related to non-cash expense items added pursuant to clause (iii) below and (c) corporate office, general and administrative expenses (exclusive of Finance Costs, depreciation and amortization included therein), plus (iii) non-cash or non-recurring expense items of such Person for such period, in each case mutually agreed upon between the Borrower and the Administrative Agent, to the extent deducted in accordance with clause (ii) above. Operating Cash Flow shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of Property during such period. Operating Cash Flow will exclude all extraordinary gains and losses and all gains and losses from acquisitions, sales, exchanges and dis positions of assets.

         "PBB": Palm Beach Radio Broadcasting, Inc., a Delaware corporation.

         "PBB Appreciation Rights": the rights granted by PBB to the Borrower pursuant to the PBB Note Purchase Agreements to share in all or part of the increase in the value of PBB.

           "PBB Collateral Documents": the security agreements, by and between PBB and the Borrower granting in favor of the Borrower a security interest in substantially all assets of PBB and the pledge agreements, by and among each shareholder of PBB and the Borrower pledging to the Borrower all issued and outstanding Stock of PBB.

         "PBB Documents": collectively, the PBB Stockholder Agreements, the PBB Notes, the PBB Note Purchase Agreements and the PBB Collateral Documents.

         "PBB Notes": the promissory notes issued by PBB to the Borrower, including any accrued and unpaid interest which may have been paid in the form of additional PBB Notes.

         "PBB Note Purchase Agreements": the note purchase agreements between PBB and the Borrower with respect to the PBB Appreciation Rights and the PBB Notes.

         "PBB Station Acquisitions": the acquisitions by PBB of the assets of certain Broadcasting Stations pursuant to and in accordance with the PBB Note Purchase Agreements.

         "PBB Stockholder Agreements": the stockholder agreements, among PBB, the Borrower and each of the shareholders of PBB.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "PBI":   Professional   Broadcasting   Inc.,  a  wholly-owned,   direct
subsidiary of EZ and a Commonwealth of Virginia corporation.

           "Permitted Liens": Liens permitted to exist pursuant to section 8.2.

           "Permitted Subordinated Debt": unsecured subordinated Indebtedness of the Borrower (which Indebtedness may be guaranteed on an unsecured subordinated basis by one or more of the Restricted Subsidiaries), provided that such Indebtedness (a) is issued on substantially the terms and conditions (or terms more favorable to the Borrower, the Administrative Agent, the Collateral Agent and the Lenders than those) set forth in the ARS Subordinated Indenture and is in form and substance reasonably satisfactory to the Administrative Agent and the Co-Syndication Agents, and (b) immediately before and after giving effect to the incurrence of such subordinated Indebtedness, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist.

         "Permitted Subordinated Indenture": in connection with any Permitted Subordinated Debt, the indenture between the Borrower and the applicable trustee relating thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

         "Permitted Subordinated Indenture Notes": the subordinated notes, issued pursuant to the Permitted Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

         "Permitted Subordinated Indenture Subsidiary Guaranty": the subordinated guaranty or guaranties, if any, executed and delivered by one or more of the Restricted Subsidiaries in connection with the Permitted Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.19.

         "Permitted Transferee": with respect to any natural Person, the spouse, parents, brothers, sisters and children (natural or adopted) of such Person and the trustees of an inter vivos or testamentary trust for the benefit of such Person or any member of the immediate family of such Person.

         "Person": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a Governmental Authority or any other entity of whatever nature.

         "Plan": any pension plan which is covered by Title IV of ERISA and which is maintained by or to which contributions are made by the Borrower or a Commonly Controlled Entity or in respect of which the Borrower or a Commonly Controlled Entity has or may have any liability.

           "Preliminary Order": with respect to the acquisition or merger of any Broadcasting Station, the FCC order consenting to such acquisition or merger which has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no request for administrative or judicial review, reconsideration, appeal or stay has been filed.

           "Prepayment Fraction": in respect of any mandatory prepayment of the Loans pursuant to section 2.5(b), (d), (e), (f) or (g), a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and the denominator of which is the sum of the aggregate outstanding principal amount of the Loans and the aggregate outstanding principal amount of the Other Credit Agreement Loans, in each case determined immediately prior to such mandatory prepayment.

         "Principal Shareholders": Steven B. Dodge and Thomas H. Stoner.

           "Pro-Forma Debt Service": the sum of Pro-Forma Interest Expense and the scheduled payments of principal (including scheduled mandatory reductions of revolving credit and similar commitments) in respect of Total Debt required to be made during the four fiscal quarters of the Borrower immediately succeeding any determination thereof. For purposes of calculating Pro-Forma Debt Service, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

           "Pro-Forma Interest Expense": the sum of all interest (adjusted to give effect to all Interest Rate Protection Arrangements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP) in respect of Total Debt for the four fiscal quarters of the Borrower immediately succeeding any determination thereof. Where any item of interest varies or depends upon a variable rate of interest (or other rate of interest which is not fixed for such entire four fiscal quarters), such rate, for purposes of calculating Pro-Forma Interest Expense, shall be as sumed to equal the Alternate Base Rate plus the Applicable Margin in effect on the date of such calculation, or, if such rate is a Eurodollar Rate, the applicable Eurodollar Rate plus the Applicable Margin until the end of the applicable Interest Period and, for the period after the end of such ap plicable Interest Period, the applicable Eurodollar Rate plus the Applicable Margin in effect on the date of such calculation (such applicable Eurodollar Rate being calculated with respect to a Loan for a principal amount and for an Interest Period equal to the principal amount and Interest Period of the Eurodollar Loan the Interest Period for which has just ended). Also, for purposes of calculating Pro-Forma Interest Expense, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire applicable four fiscal quarter period, subject to any mandatory scheduled payments of principal required to be made during such period.

         "Property": all types of real, personal, tangible, intangible or mixed property.

           "Proposed Lender":  as defined in Section 2.4(d).

         "Ratio Certificate": a certificate substantially in the form of Exhibit H.

           "RC Commitment": as to any Lender, the amount set forth next to the name of such Lender on Exhibit A under the heading "RC Commitment", as such RC Commitment may be reduced from time to time pursuant to section 2.4.

           "RC Commitments":  the RC Commitments of all Lenders.

         "RC Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender on Exhibit A under the heading "RC Commitment Percentage".

         "RC Commitment Period": the period from the Effective Date until the RC Commitment Termination Date.

         "RC Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the RC Commitments shall have been terminated in accordance with section 2.4 or 9.1.

         "RC Increase Supplement": as defined in Section 2.4(d).

         "RC Loan" and "RC Loans": as defined in section 2.1(a).

         "RC Note" and "RC Notes": as defined in section 2.2(a).

         "Red Sox Network Contract": the agreement, dated as of July 29, 1993, between the Borrower and Boston Red Sox Baseball Club, L.P. with respect to a continuation of the rights of the Borrower to broadcast the Boston Red Sox baseball games, as amended by Amendment No. 1, dated as of February 25, 1994, and Amendment No. 2, dated as of May 18, 1995, and as the same may be further amended, supplemented or otherwise modified from time to time.

         "Reinvested Proceeds": net cash proceeds from the sale, exchange or other disposition of all or substantially all of a Broadcasting Station, after giving effect to the payment of cash taxes payable in connection with the same, which cash proceeds are used to acquire one or more additional Broadcasting Stations through a merger or acquisition in accordance with section 8.3 during the Reinvestment Period.

         "Reinvestment Period": the period which is nine months from the date that proceeds from the sale, exchange or other disposition of all or substantially all of a Broadcasting Station, permitted pursuant to section 8.7, are received by the Borrower.

           "Related Party": with respect to any Principal Shareholder means (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Principal Shareholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal Shareholder or an Immediate Family Member, or (iii) any Person employed by the Borrower in a management capacity as of the Effective Date.

           "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow or convert Loans after it shall have notified the Administrative Agent of its intent to do so in which it shall have requested a Eurodollar Loan pursuant to section 2.3 or 2.8, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Loan; (ii) in the event that a Eurodollar Loan shall terminate for any reason prior to the last day of the Interest Period ap plicable thereto, a period equal to the period from and including the date of such termination to but excluding the last day of such Interest Period; and (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Loan prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

         "Reportable Event": any event described in Section 4043(b) of ERISA, other than an event (excluding an event described in Section 4043(b)(1) relating to tax disqualification) with respect to which the 30-day notice requirement has been waived.

         "Required Lenders": at any date of determination, Lenders having Credit Exposure equal to or greater than 51% of the Total Credit Exposure.

           "Restricted Payment": as defined in section 8.4.

         "Restricted Subsidiaries": all Subsidiaries of the Borrower, other than
(i) the Tower Subsidiaries, (ii) American Merger Corporation (a shell corporation with no assets) and (iii), following the EZ Acquisition, Radio Data, Inc.

         "Senior Debt": the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries (other than the Indebtedness evidenced by the ARS
Subordinated Indenture Notes, the ARS Subordinated Indenture Subsidiary Guaranty, the 1996 Exchange Subordinated Indenture Notes, the 1997 Exchange Subordinated Indenture Notes, the Permitted Subordinated Indenture Notes and the Permitted Subordinated Indenture Subsidiary Guaranty) on a Consolidated basis, determined in accordance with GAAP.

         "Senior Leverage Ratio": the ratio of Senior Debt to Consolidated Annual Operating Cash Flow.

         "Signatory Corporation": any corporation (other than the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents or the Lenders) which is a party to, or an Authorized Signatory of, any Loan Document.

           "Single Employer Plan": any Plan which is not a Multiemployer Plan.

           "Solvent": with respect to any Person as of any date of determination, on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, as of such date of determination, greater than the total amount of liabilities, including, without limi tation, contingent and unliquidated liabilities, of such Person,
(ii) such Person is able to pay all of its liabilities as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent and the Collateral Agent.

           "Station Annual Cash Flow": at any time with respect to any Broadcasting Station, Station Cash Flow of such Broadcasting Station for the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to section 7.1, or in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter then ended and the immediately preceding three fiscal quarters.

           "Station Cash Flow": at any time, with respect to any Broadcasting Station, for any period: (i) broadcasting revenues (exclusive of reciprocal and barter revenues) of such Broadcasting Station, determined in accordance with GAAP, for such period, less (ii) station operating expenses (exclusive of depreciation, amortization and reciprocal and barter expenses included therein) of such Broadcasting Station for such period.

           "Station Sale Measuring Period": for any date of determination, the period commencing on the first day of the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to section 7.1 (or, in the event that such date of determination is a fiscal quarter ending date, the first day of the four fiscal quarter period ending on such date of determination) through and including such date of determination.

         "Stock":  any  and  all  shares,  interests,  participations,  options,
warrants  or  other  equivalents   (however   designated)  of  corporate  stock,
including, without limitation, so called phantom stock.

         "Stock Option Plan": the Amended and Restated 1993 Stock Option Plan of Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiary": any corporation, association, partnership, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.


         "Subsidiary Guaranty": the Subsidiary Guaranty and Security Agreement, dated as of the date hereof, made by the Restricted Subsidiaries to the Collateral Agent, substantially in the form attached hereto as Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiary Guarantor":  each Restricted Subsidiary.

           "Taxes": any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholding, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein.

         "Tax Sharing Agreement": the Tax Sharing Agreement, dated as of October 15, 1996, among the Borrower and its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.13.

         "Top 75 Markets": domestic markets ranked 1-75 by a nationally recognized independent source as measured in terms of radio advertising revenue.

         "Total Combined Credit Exposure": at any time, the sum, without duplication, of the Combined Credit Exposures of all Lenders hereunder and all Lenders (as defined in the Other Credit Agreement) at such time.

         "Total Credit Exposure": at any time, the sum of the Credit Exposures of all Lenders at such time.

         "Total Debt": the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

         "Total Leverage Ratio": the ratio of Total Debt to Consolidated Annual Operating Cash Flow.

         "Tower Subsidiaries": collectively, American Tower Systems Holding Corporation, a Delaware corporation, and its subsidiaries.

           1.2      Principles of Construction.

                    (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                    (b) Unless otherwise specified herein, as used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

                    (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, paragraph, schedule and exhibit references contained herein shall refer to sections or paragraphs hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

                    (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive; and the singular includes the plural.

                    (e) Unless otherwise specifically set forth herein, all references to time shall refer to New York City time.


2.         AMOUNT AND TERMS OF LOANS.

           2.1      Loans.

                    (a) RC Loans. Subject to the terms and conditions hereof, each Lender having an RC Commitment agrees to make loans (each an "RC Loan" and, collectively with the other RC Loans of such Lender and/or with the RC Loans of each other Lender, the "RC Loans") to the Borrower from time to time during the RC Commitment Period. At all times during the RC Commitment Period, the Borrower may borrow, prepay and reborrow RC Loans in accordance with the provisions hereof, provided that the aggregate unpaid principal amount of all RC Loans at any one time outstanding during the RC Commitment Period shall not exceed the RC Commitments then in effect of all the Lenders, and provided further that the aggregate unpaid principal amount of each Lender's RC Loans at any one time outstanding during the RC Commitment Period shall not exceed such Lender's RC Commitment. The principal amount of each Lender's RC Loan made on a Borrowing Date shall be an amount equal to its RC Commitment Percentage of all RC Loans made on such date. Subject to the provisions of sections 2.3, 2.8 and 2.15, RC Loans may be (i) ABR Loans, (ii) Eurodollar Loans or (iii) any combination thereof.

           2.2      Notes.

                    (a) RC Notes. The RC Loans of each Lender shall be evidenced by a promissory note in the form of Exhibit B (each as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, an "RC Note" and, collectively with the RC Note of each other Lender, the "RC Notes"), dated the Effective Date, payable to the order of such

Lender, in the maximum stated principal amount equal to such Lender's RC Commitment. Each RC Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Maturity Date and (iii) bear interest on the unpaid principal amount thereof at the applicable interest rate or rates per annum determined as provided in section 2.6, payable as specified in section 2.6. Each Lender is hereby irrevocably authorized by the Borrower to enter on the schedule attached to its RC Note and/or in its internal books and records the amount of each RC Loan made by it thereunder, each payment thereon, and the other information provided for on such schedule, and such schedule and books and records shall be presumptively correct absent manifest error as to the amount of such Lender's RC Loans and as to the amount of principal and interest paid by the Borrower in respect of such RC Loans and as to the other information set forth on such schedule or books and records relating to the RC Loans, provided, however, that the failure to make any such entry (or any error therein) with respect to any RC Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under such RC Note. Each Lender may attach one or more continuations to such schedule as and when required. In all events, the principal amount owing by the Borrower to each Lender in respect of such Lender's RC Note shall be the aggregate amount of all RC Loans made by such Lender thereunder less all payments of principal thereon made by the Borrower.

           2.3      Procedure for Borrowing Loans.

                    (a) The Borrower may borrow RC Loans on any Business Day occurring during the RC Commitment Period, provided that, with respect to any requested borrowing, the Borrower shall notify the Administrative Agent (by telephone or telecopy) no later than 11:00 A.M., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and no later than 11:00 A.M., one Business Day prior to the requested Borrowing Date, in the case of ABR Loans (the same Business Day in the case of ABR Loans on the first Borrowing Date), specifying (i) the aggregate amounts to be borrowed under the RC Commitments, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a Eurodollar Loan, an ABR Loan, or a combination thereof, and (iv) if the borrowing is to be a Eurodollar Loan, the length of the initial Interest Period for such Eurodollar Loan. Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each borrowing of RC Loans, con sisting of ABR Loans shall be in an aggregate principal amount equal to $1,000,000 or such amount plus an integral multiple of $500,000 in excess thereof or, if less, the unused amount of the RC Commitments. Each borrowing of RC Loans, as the case may be, consisting of Eurodollar Loans shall be in a minimum aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) of the requested borrowing. Subject to its receipt of the notice referred to in the preceding sentence and to the other terms and conditions of this Agreement, each Lender will make the amount of its applicable RC Commitment Percentage, of each borrowing available to the
Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in section 11.2 not later than 12:00 Noon, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such of fice. The amounts so made available to the Administrative Agent on a Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent, in immediately available funds, at the office of the Administrative Agent specified in section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

                    (b) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's pro rata share of the Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such Borrowing Date in accordance with this section 2.3 provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such pro rata share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Bor rower, the applicable interest rate set forth in section 2.6, and, in the case of such Lender, the Federal Funds Rate in effect on such date (as determined by the Administrative Agent). Such pay ment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

         2.4 Termination or Reduction of RC Commitments; Increases of RC Commitments.

                    (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, to reduce permanently the RC Commitments in whole at any time, or in part from time to time, without premium or pen alty, to an amount not less than the sum of the aggregate outstanding principal balance of the RC Loans, after giving effect to any contemporaneous prepayment thereof, provided that each partial reduction of such RC Commitments shall be in a minimum amount of $5,000,000 or such amount plus a whole multiple thereof or, if less, the aggregate amount of the RC Commitments then in effect.

                    (b)  Mandatory Reductions of Commitments.

                    (i) On each  date  that a  prepayment  is made  pursuant  to section 2.5(b), (d), (e), (f) or (g), the RC Commitments shall be automatically and permanently reduced in an amount equal to the amount of the required prepayment.

                    (ii) The RC Commitments shall be reduced to the amounts set forth next to each date set forth below:

Dates                                              RC Commitments

June 30, 1999                                      $534,750,000

December 31, 1999                                    519,500,000
June 30, 2000                                        489,000,000
December 31, 2000                                    458,500,000
June 30, 2001                                        412,750,000
December 31, 2001                                    367,000,000
June 30, 2002                                        314,000,000
December 31, 2002                                    261,000,000
June 30, 2003                                        199,750,000
December 31, 2003                                    138,500,000
June 30, 2004                                         69,250,000
December 31, 2004                                              0


                  (c)  Application of Reductions.

                    (i) Each reduction of the RC Commitments made pursuant to this section 2.4 shall effect a corresponding reduction of each Lender's applicable RC Commitment by an amount equal to such Lender's applicable RC Commitment Percentage of such reduction.

                    (ii)  Reductions  of the RC  Commitments  made  pursuant  to section 2.4(a) or 2.4(b)(i) shall be applied on a pro rata basis among the remaining RC Commitment reductions set forth in section 2.4(b)(ii).

                    (iii) Simultaneously with each reduction of the RC Commitments under this sec tion 2.4, the Borrower shall pay the applicable Commitment Fee accrued on the amount by which such RC Commitments have been reduced.

                  (d) Increases of RC Commitments. The Borrower may at any time or from time to time prior to June 30, 1999, at its sole cost and expense, request (i) any Lender to increase (such decision to increase to be within the sole and absolute discretion of such Lender) its RC Commitment, or (ii) any other bank, insurance company, pension fund, mutual fund or other financial institution (each a "Proposed Lender"; each such Proposed Lender to be reasonably satisfactory to the Administrative Agent) to provide a new RC Commitment, by submitting a supplement to this Agreement in the form of Exhibit L (each an "RC Increase Supplement"), duly executed by the Borrower and each such Lender or Proposed Lender, as the case may be. If such RC Increase Supplement is in all respects reasonably satisfactory to the Administrative
Agent, the Administrative Agent shall execute such RC Increase Supplement and deliver a copy thereof to the Borrower and each such Lender or Proposed Lender, as the case may be. Upon execution and delivery of such RC Increase Supplement,
(i) in the case of each such Lender, the amount of such Lender's RC Commitment shall be increased to the amount set forth in such RC Increase Supplement, (ii) in the case of each such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" with an RC Commitment in the amount set forth in such RC Increase Supplement, (iii) in each case, the RC Commitments and the RC Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Administrative Agent and a new Exhibit A shall be distributed by the Administrative Agent to the Borrower and each Lender and (iv) the Borrower shall have executed and delivered to the Administrative Agent a new RC Note for each such Lender increasing its RC Commitment (against receipt of such Lender's existing RC Note) and for each Proposed Lender providing a new RC Commitment; provided, however, that:

                    (A) immediately after giving effect thereto, the aggregate RC Commitments shall not exceed $750,000,000;

                    (B) immediately before and after giving effect thereto no Default or Event of Default shall exist;

                    (C) each increase shall be in an amount not less than $25,000,000 or such amount plus an integral multiple of $5,000,000;

                    (D) if RC Loans shall be outstanding immediately after giving effect to such increase, such Lender or such Proposed Lender, as the case may be, shall enter into a master assignment and acceptance agreement with the other Lenders having RC Loans in all respects reasonably satisfactory to such other Lenders, pursuant to which each such other Lender shall assign to it a portion of its RC Loans necessary to reflect the RC Commitments as adjusted in accordance with clause (iii) of this subsection (d), and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Loans as a prepayment of such Eurodollar Loans for purposes of section 2.9 and the Administrative Agent waives the Assignment Fee payable pursuant to section 11.7(b);

                    (E) each Proposed Lender shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such Proposed Lender pursuant to section 2.13(b); and

                    (F) the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such increase.

         2.5      Prepayments of the Loans.

                  (a) Voluntary Prepayments. The Borrower may, at its option, prepay the RC Loans, in whole or in part, without premium or penalty, at any time and from time to time, by notifying the Administrative Agent at least three Business Days' prior to the proposed prepayment date with respect to Eurodollar Loans, and at least two Business Days prior to the proposed prepayment date with respect to ABR Loans. Each such notice shall be in writing and shall specify the Loans to be prepaid (whether Eurodollar Loans or ABR Loans), the amount to be prepaid, and the date of prepayment. Upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice of the Borrower is given pursuant to this section 2.5, such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Partial prepayments of ABR Loans shall be in an aggregate principal amount of $500,000 or an integral multiple thereof and partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof, or, if less, the outstanding principal balance of the RC Loans.

                  (b) Mandatory Prepayments Relating to Excess Cash Flow. On the earlier of (i) the date the annual financial statements in respect of each fiscal year (commencing with the fiscal year ending December 31, 1998), are delivered to the Administrative Agent pursuant to section 7.1(a) or (ii) the 90th day following the end of each such fiscal year (commencing with the fiscal year ending
December 31, 1998), the Borrower shall make a prepayment of the Loans in an aggregate amount equal to the Prepayment Fraction multiplied by 50% of Excess Cash Flow with respect to such fiscal year, provided that no such prepayment in respect of such fiscal year shall be required if (x) the Total Leverage Ratio as at the end of such fiscal year is less than 5.00:1.00 and (y) no Default or Event of Default shall exist.

                  (c) Mandatory Prepayments of Loans. The Borrower shall immediately prepay the RC Loans at any time at which the aggregate outstanding principal amount of the outstanding RC Loans exceeds the aggregate RC Commitments of all Lenders in an amount equal to the amount of such excess.

                  (d) Mandatory Prepayments Relating to Proceeds of Insurance. The Borrower shall prepay the Loans in the aggregate amounts and at the times and to the extent required by section 7.5.

                  (e) Mandatory Prepayments Relating to Proceeds of Broadcasting Station Sales and Sales and Leasebacks of Property. The Borrower shall prepay the Loans in an aggregate amount equal to the Prepayment Fraction multiplied by the difference between (i) 100% of the proceeds of the sale, exchange or other disposition of (A) all or substantially all of any Broadcasting Station of the Borrower or any of its Restricted Subsidiaries (other than any Broadcasting Station listed on Schedule 8.7), or (B) any Property pursuant to section 8.7(c), (net of (1) sales and other commissions and legal and other ex penses incurred, (2) cash taxes payable (or which would have been payable but for the existence of the Tax Sharing Agreement with respect solely to the Tower Subsidiaries), and
(3) Indebtedness permitted under sections 8.1(ii) and (iv) which is required to be repaid and is repaid) in excess of $25,000,000 (measured with respect to each transaction involving one or more such sales, exchanges or other disposi tions), and (ii) the amount of Reinvested Proceeds in connection with such sale, exchange or other disposition which have been used prior to the date prepayment is required to be made to acquire one or more additional Broadcasting Stations through a merger or acquisition in accordance with section 8.3. Such prepayment shall be made on the earlier of (x) the last day of the Reinvestment Period with re spect to such sale, exchange or other disposition, or (y) the occurrence of a Default or Event of Default.

                  (f) Mandatory Prepayments Relating to Issuances of Equity. The Borrower shall prepay the Loans immediately upon receipt by the Borrower of the aggregate proceeds of any issuance by the Borrower of equity (net of sales and other commissions and legal and other related expenses incurred in connection with such issuance) (the "Net Equity Proceeds") to the extent such Net Equity Proceeds exceed $100,000,000 on a cumulative basis measured from the Effective Date (excluding the issuance of equity under and in accordance with the Stock Option Plan and the 1997 Preferred Stock Issuance and the issuance of equity to the extent the proceeds are used as provided in the last paragraph of this section 2.5(f)), in an amount equal to:

                    (i) if the Total Leverage Ratio is greater than 6.50:1.00, the lesser of (x) the Prepayment Fraction multiplied by 100% of the Net Equity Proceeds and (y) if no Default or Event of Default shall then exist, the amount of the Net Equity Proceeds which when applied to the prepayment of Senior Debt will result in the Total Leverage Ratio being equal to 6.50:1.00;

                    (ii) if the Total Leverage Ratio is greater than 5.00:1.00 but less than or equal to 6.50:1.00 (whether before or after giving effect to clause (i) above), the lesser of (x) the Prepayment Fraction multiplied by 50% of the Net Equity Proceeds (excluding the amount of Net Equity Proceeds prepaid pursuant to clause (i) above) if no Default or Event of Default shall then exist and (y) if no Default or Event of Default shall then exist, the amount of the Net Equity Proceeds which when applied to the prepayment of Senior Debt will result in the Total Leverage Ratio not exceeding 5.00:1.00; and

                    (iii) if a Default or Event of Default shall then exist, the Prepayment Fraction multiplied by 100% of the Net Equity Proceeds.

Notwithstanding the foregoing, provided that no Default or Event of Default shall exist immediately before or after giving effect thereto, if such equity issuance is, among other things, for the express purpose of financing the acquisition of the stock or assets of a specified Broadcasting Station pursuant to section 8.3, Net Equity Proceeds shall not be required to be applied to prepay the Loans to the extent the proceeds from such equity issuance are used for such purchase.

                  (g) Mandatory Prepayments Relating to Dividends. The Borrower shall prepay the Loans in the amounts and at the times and to the extent required by section 8.4(b).

                  (h) In General.  If any  prepayment is made under this section
2.5 with respect to any Eurodollar Loans, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with section 2.9. After giving effect to any partial prepayment with respect to Eurodollar Loans which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Loans shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may designate which Loans (ABR Loans or Eurodollar Loans) are to be prepaid in connection with any prepayment made under this section 2.5.

         2.6      Interest Rate and Payment Dates; Highest Lawful Rate.

                  (a) Prior to Maturity. Prior to maturity, the outstanding principal amount of the Loans shall bear interest on the unpaid principal amount thereof at the Alternate Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin.

                  (b) Default Rate. During the continuance of any Event of Default, the outstanding principal amount of all Loans hereunder shall bear interest, notwithstanding the rate which would otherwise be applicable pursuant to section 2.6(a) above, at a rate of interest per annum equal to 2% above such otherwise applicable rate.

                  (c) Late Payment Rate. Any payment of interest on any Note or any payment of any Commitment Fee or other fee or payment payable by the Borrower under any Loan Document and not paid on the date when due and payable shall bear interest, to the extent permitted by law, at the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2% per annum from the due date thereof until the date such payment is made.

                  (d) General. Interest on ABR Loans, to the extent based on the BNY Rate, shall be calculated on the basis of a 365 or 366 day year (as the case may be), and interest on all Eurodollar Loans and ABR Loans, to the extent based on the Federal Funds Rate, shall be calculated on the basis of a 360 day year, in each case for the actual number of days elapsed. Interest shall be payable in arrears on each Interest Payment Date and upon payment (including prepayment) of the Loans, except that interest payable pursuant to sections 2.6(b) and 2.6(c) shall be payable on demand. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, but failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Bor rower and the Lenders absent manifest error.

                  (e) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Commitment Fees and all other fees and other amounts payable hereunder, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If interest payable to a Lender on any date would exceed the maximum amount permit ted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of such Lender's Loans. The Borrower acknowledges that to the extent interest payable on ABR Loans is based on the BNY Rate, such BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Loans on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.7      Use of Proceeds.

                  (a) The proceeds of the Loans made hereunder (together with the proceeds of the RC/TL Loans (as defined in the Other Credit Agreement) shall be used first to repay in full all obligations under the Existing Credit Agreement and, thereafter, (i) to repay in full the Existing EZ Indebtedness,
(ii) to finance the EZ Acquisition, (iii) to finance acquisitions of Broadcasting Stations permitted hereunder, including transaction expenses in connection therewith, (iv) to make capital expenditures permitted hereunder, (v) to make investments in the Tower Subsidiaries permitted hereunder, (vi) for working capital purposes and (vii) for general corporate purposes.

                  (b) Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan have been or will be used, directly or indi rectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.8      Conversions; Other Matters.

                  (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans or to convert Eurodollar Loans to new Eurodol lar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Loans to Eurodollar Loans shall only be made on a Business Day and any such conversion of Eurodollar Loans to new Eurodollar Loans shall only be made on the last day of the Interest Period applicable to the Eurodollar Loans which are to be converted to such new Eurodollar Loans. The Administrative Agent shall promptly provide the Lenders with notice of any such election. Loans may be converted pursuant to this section 2.8(a) in whole or in part, provided that conversions of ABR Loans to Eurodollar Loans, or Eurodollar Loans to new Eurodollar Loans having the same Interest Period, shall be in an aggregate principal amount of $5,000,000 or such amount plus a whole multiple of $1,000,000.

                  (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or Event of Default, the Borrower shall have no right to elect to convert any ABR Loan to a Eurodollar Loan or to convert any Eurodollar Loan to a new Eurodollar Loan. In such event, such ABR Loan shall be automatically continued as an ABR Loan or such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of the Interest Period applicable to such Eurodollar Loan. If a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Administrative Agent and the Required Lenders shall designate, of the outstanding Eurodollar Loans, if any, shall be automatically converted to ABR Loans, in which event such Eurodollar Loans of each Lender, at the option of such Lender, shall be automatically converted to ABR Loans on the date such notice is given.

                  (c) Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or Eurodollar Loan, as the case may be, to the Loan (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of sections 4 or
5).

                  (d)  Notwithstanding any other provision of this Agreement:

                           (i) If the Borrower shall have failed to elect a Eurodollar Loan under sections 2.3 or 2.8, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Loan, the amount of the Loans subject to such borrowing or such existing Eurodollar Loan shall thereafter be an ABR Loan until such time, if any, as the Borrower shall elect a new Eurodollar Loan pursuant to section 2.8,

                           (ii) The Borrower shall not be permitted to select any Eurodollar Loan the Interest Period in respect of which ends later than the Maturity Date,

                           (iii) When electing a Eurodollar Loan, the Borrower shall select an Interest Peri od such that, on each date that a mandatory principal payment is required to be made pursuant to section 2.5(c) in connection with a RC Commitment reduction pursuant to section 2.4(b), the outstanding principal amount of all Loans which are ABR Loans, when added to the aggregate principal amount of all Loans which are Eurodollar Loans the Interest Period in respect of which shall end on such date, shall equal or exceed the aggregate principal amount of the Loans required to be paid on such date, and

                           (iv) The Borrower shall not be permitted to have more than twelve Interest Periods with respect to outstanding Eurodollar Loans (when added to the number of Interest Periods with respect to outstanding Eurodollar Loans, in each case under and as defined in the Other Credit Agreement) at any one time.

         2.9      Indemnification for Loss.

                  Subject to section 2.17 and notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert a Loan after it shall have given notice to do so in which it shall have requested a Eurodollar Loan pursuant to section 2.3 or 2.8, as the case may be, or if a Eurodollar Loan shall be terminated for any reason prior to the last day of the Inter est Period applicable thereto, or if any repayment or prepayment of the principal amount of a Euro dollar Loan is made for any reason on a date which is prior to the last day of the Interest Period ap plicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including without limitation, an amount equal to:

                                               A x (B-C) x  D
                                                              360

in which:

"A" equals such Lender's pro rata share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan;

"C" equals the Eurodollar Rate (expressed as a decimal) which would be applicable to a Eurodollar Loan made on or about the date of such failure to borrow or convert, or such termination, repayment or prepayment, in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount and having an Interest Period equal approximately to the Remaining Interest Period with respect thereto; and

"D" equals the number of days during such Remaining Interest Period;

and any other out-of-pocket loss, cost or expense (including any internal processing charge cus tomarily charged by such Lender) suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to such Lender's pro rata share of such proposed borrowing, conversion, terminated Eurodollar Loan, prepayment or repayment.

         2.10     Reimbursement for Costs.

                  The Borrower hereby agrees to reimburse each Lender on demand for such Lender's reasonable costs (excluding general administrative and overhead costs) directly attributable to its compliance with this Agreement during the term hereof with all applicable future laws, executive orders, and regulations of the governments of the United States and the United Kingdom, and of any other applicable government, and of any regulatory or administrative agency thereof (including, without limitation, the reserve requirements established by the Board of Governors of the Federal Reserve System under Regulation D), or any change in existing or future applicable laws, executive orders and regulations and in the interpretations thereof which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market, or which subject any Lender to any tax (documentary, stamp or other wise) with respect to this Agreement or any Note, or change the basis of taxation of payments to any Lender, of principal, interest or fees payable under this Agreement or any Note (except for any tax, or changes in the rate of tax, on each Lender's income or receipts (including franchise taxes on or based upon such income or receipts) imposed by the United States or any other jurisdiction). Each such Lender agrees to provide the Borrower with notice of any law, executive order or regulation, or change in the interpretation thereof, which would require the Borrower to indemnify such Lender under this section 2.10 promptly upon such Lender obtaining actual knowledge thereof and determining that it intends to require the Borrower to reimburse it pursuant to this section 2.10 for any costs resulting therefrom. The cost to each Lender in complying with laws, executive orders or regulations which impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the market for eurocurrency loans shall be computed by determining the amount by which such requirements effectively increase such Lender's cost of making and maintaining its Eurodollar Loans and by computing the additional amount which would have been owing to such Lender hereunder if such effective increase had been added to the Eurodollar Rate for purposes of determining the applicable Eurodollar Rate during the period or applicable portion thereof in question. Each Lender may make multiple requests for compensation under this section 2.10.

         2.11     Illegality of Funding.

                  Subject to section 2.17 and notwithstanding anything contained herein to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan as contemplated by this Agreement, (i) the commitment of such Lender to make Eurodollar Loans or convert ABR Loans to Eurodollar Loans, as the case may be, shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Loans affected thereby, if any, shall be converted automatically to ABR Loans on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Loans is suspended pursuant to this section 2.11 and such Lender shall notify the

Administrative Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Loans, such Lender's commitment to make or maintain Eurodollar Loans shall be reinstated.

         2.12     Option to Fund.

                  Each Lender has indicated that, if the Borrower requests a Eurodollar Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its pro rata share of such Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Loan and any amounts owing under sections 2.9, 2.10, 2.11 and 2.15. Each Lender shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Eurodollar Loans during the applicable Interest Period through the purchase of deposits in an amount equal to its pro rata share of the Eurodollar Loans having a maturity corresponding to such Interest Period. Any Lender may fund its pro rata share of the Eurodollar Loans from any branch or office of such Lender as such Lender may choose from time to time, subject to section 2.17.

         2.13     Taxes; Net Payments.

                  (a) All payments made by the Loan Parties under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any Taxes required by law to be withheld from any amounts payable under the Loan Documents. In the event that any Loan Party is prohibited by law from making payments hereunder free of deductions or withholdings, then it shall pay such additional amounts to the Administrative Agent, for the benefit of the Lenders, as may be necessary in order that the actual amounts received by each Lender in respect of interest and any other amounts payable under the Loan Documents after deduction or withholding (and after payment of any additional Taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required. If any Loan Party shall make any payments under this section 2.13(a) or shall make any deductions or withholdings from amounts paid under the Loan Documents, it shall forth with forward to the Administrative Agent original or certified copies of official receipts or other evidence acceptable to the Administrative Agent establishing such payment and the Administrative Agent in turn shall distribute copies of such receipts to each Lender.

                  (b) Each Lender shall deliver to the Borrower and the Administrative Agent such certificates, documents, or other evidence as the Borrower or the Administrative Agent may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under
Section 1441, 1442 or 3406 of the Code or as may be necessary to establish, under any law imposing an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent on behalf of such Lender are not subject to withholding. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to any Lender any amount which the Borrower is liable to withhold due to the failure of such Lender to file any statement of exemption required by the Code.

         2.14     Capital Adequacy.

                  If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by

                  (a) the introduction or phasing in of any law, rule or regulation after the date hereof,

                  (b) any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign Governmental Authority charged with the administration thereof, or

                  (c) compliance by such Lender or such Control Person with any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, and such Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital), in either case by an amount which such Lender deems material, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction on an after-tax basis.

         2.15     Substituted Interest Rate.

                  In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to section 2.6 or (ii) in the event that any Lender shall have notified the Administrative Agent that it has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to a proposed Loan that the Borrower has requested be made as a Eurodollar Loan, or a Eurodollar Loan that will result from the requested conversion of any Loan into a Eurodollar Loan (any such Loan being herein called an "Affected Loan"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise) of such de termination, confirmed in writing, on or prior to the requested Borrowing Date for such Affected Loan or the requested conversion date of such Loan. If the Administrative Agent shall give such notice, (a) any requested Affected Loan shall be made as an ABR Loan, (b) any Loan that was to have been converted to an Affected Loan shall be converted to or continued as an ABR Loan and

(c) any outstanding Affected Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan. Until any such notice under clause (i) of this section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to section 2.6) no further Eurodollar Loans shall be made by the Lenders nor shall the Borrower have the right to convert any Loans to Eurodollar Loans. Until any such notice under clause (ii) of this section 2.15 has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon the Administrative Agent's having been notified by such Lender that circumstances no longer render any Loan an Affected
Loan), no further Eurodollar Loans shall be required to be made by such Lender nor shall the Borrower have the right to convert any Loan of such Lender to a Eurodollar Loan of such Lender.

         2.16     Transaction Record.

                  The Administrative Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.

         2.17 Certificates of Payment and Reimbursement; Other Provisions Regarding Yield Protection.

                  (a) In connection with any request by a Lender for payment or reimbursement pursuant to section 2.9, 2.10, 2.11, 2.14 or 2.15, such Lender shall provide the Borrower with a certificate, signed by an officer of such Lender, setting forth a description, in reasonable detail, of any such payment or reimbursement. Each Lender's determination of such amount or amounts owned by the Borrower to it under any such section shall be presumed correct absent manifest error, and shall be made without duplication as to any other amounts owing by the Borrower to such Lender under section 2.9, 2.10, 2.11, 2.14 or 2.15.

                  (b) In the event that any amount is owed by the Borrower to any Lender pursuant to section 2.9, 2.10, 2.11, 2.14 or 2.15 and an assignment by such Lender of its rights and a delegation and transfer of its obligations hereunder to another office or branch of such Lender would cause such amount to cease to be owed by the Borrower, then such Lender shall make all reasonable efforts (which shall not in any event require such Lender to incur a loss or otherwise suffer any disadvantage) to make an assignment of its rights and a delegation and transfer of its obligations hereunder to such other office or branch, so long as such assignment and delegation will not cause other amounts to be owed by the Borrower under section 2.9, 2.10, 2.11, 2.14 or 2.15 and so long as the Lender shall be permitted under applicable law to make and maintain Eurodollar Loans after giving effect to such assignment and delegation.

                  (c) The obligations of the Borrower under sections 2.9, 2.10, 2.11, 2.14 and 2.15 shall survive any termination of this Agreement, the expiration of the RC Commitments and the payment of all indebtedness of the Borrower hereunder and under the Loan Documents.

3.       FEES; PAYMENTS

         3.1      Commitment Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders the following fees computed on the basis of a 365/366 day year for the actual number of days elapsed (each, a "Commitment Fee" and, collectively, the "Commitment Fees"):

                    (i) in accordance with each Lender's RC Commitment Percentage, a fee payable quarterly in arrears during the RC Commitment Period on the last day of each March, June, September and December of each year, commencing on the first such date following the Effective Date, and on the RC Commitment Termination Date, on the average daily excess of (i) the aggregate RC Commitments of all the Lenders, over (ii) the aggregate outstanding principal balance of the RC Loans, at a rate per annum equal to (a) at all times when the Total Leverage Ratio is greater than or equal to 5.0:1.0, 0.375% and (b) at all times when the Total Leverage Ratio is less than 5.0:1.0, 0.250%.

                  (b) Solely for purposes of calculating the Commitment Fees, changes in the Total Leverage Ratio, as evidenced by a Ratio Certificate delivered to the Administrative Agent pursuant to section 7.1(d) evidencing such a change, shall become effective upon the first Business Day following the delivery of (i) the Ratio Certificate and (ii) the applicable financial statements required to be delivered pursuant to section 7.1(a) or (c), as the case may be. Solely for purposes of calculating the Commitment Fees, if the Borrower shall fail to deliver a Ratio Certificate within 45 days after the end of each of the first three fiscal quarters, or within 90 days after the end of the last fiscal quarter, of each fiscal year (each a "certificate delivery date"), the Total Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Ad ministrative Agent of such Ratio Certificate shall be conclusively presumed to be greater than 5.00:1.00.

         3.2      Pro Rata Treatment and Application of Payments.

                  All payments (including prepayments) made by the Borrower to the Administrative Agent on account of principal of or interest on the RC Loans shall be made pro rata according to the outstanding principal amount of each Lender's RC Loans. All payments by the Borrower shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon on the date such payment is due, to the Administrative Agent for the account of the Lenders, at the Administrative Agent's office specified in section 11.2, in each case in lawful money of the United States of America and in immediately available funds, and, as between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by 12:00 Noon on such due date shall not constitute a Default or Event of Default hereunder, provided that such payment is made on such due date, but any such payment received by the Administrative Agent on any Business Day after 12:00 Noon shall be deemed to have been received on the immediately succeeding Business Day for the purpose of calculating any interest payable in respect thereof. The Administrative Agent agrees promptly to notify the Borrower if it shall receive any such payment after 12:00 Noon on the due date hereof, provided that the failure of the Administrative Agent to give such prompt notice shall in no way affect the Borrower's obligation to make any payment hereunder on the date such payment is due. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Unless otherwise set forth in the definition of "Interest Period", if any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate or rates during such extension.

4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and to each Lender:

         4.1      Subsidiaries.

                  The Borrower has only the  Subsidiaries  set forth on Schedule
4.1. The shares of each corporate Subsidiary owned by the Borrower are duly authorized, validly issued, fully paid and nonassessable. The shares of each Restricted Subsidiary are owned free and clear of any Liens, except (i) Liens in favor of the Collateral Agent and the Lenders pursuant to the Collateral Documents and (ii) Permitted Liens.

         4.2      Corporate Existence and Power.

                  The Borrower and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

         4.3      Corporate Authority.

                  The Borrower and each other Loan Party has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with its certificate of incorporation and by-laws.

         4.4      Governmental Authority Approvals.

                  No consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person (except for those which have been obtained, made or given and those which will be obtained, made or given prior to the Effective

Date) is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents, or is required as a condition to the validity or, except as expressly set forth in the Collateral Documents with respect to the FCC, the enforceability of the Loan Documents. Except as set forth in the preceding sentence, no provision of any applicable stat ute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution, delivery or performance of, or affect the validity of, the Loan Documents.

         4.5      Binding Agreement.

                  The Loan Documents constitute the valid and legally binding obligations of the Borrower and each other Loan Party to which it is a party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

         4.6      Litigation.

                  Except as set forth in Schedule 4.6, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary which call into question the validity or enforceability of any of the Loan Docu ments.

         4.7      No Conflicting Agreements.

                  Except as set forth in Schedule 4.7, neither the Borrower nor any Subsidiary is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect.

         4.8      Taxes.

                  Except as set forth on Schedule 4.8, the Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it which would be material to the Borrower or any Subsidiary, and no tax Liens (other than Permitted Liens) have been filed. Except as set forth on Schedule 4.8, the charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other Taxes are, to the best knowledge of the Borrower, adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any Subsidiary or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

         4.9      Compliance with Applicable Laws.

                  Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

         4.10     Governmental Regulations.

                  Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Borrower nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under this Agreement or the Notes, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11     Property; Broadcasting Business.

                  The Borrower and each Restricted Subsidiary has good and, except with respect to FCC licenses which cannot be transferred without the consent of the applicable Governmental Authority, marketable title to all of its Property, title to which is material to the Borrower and the Restricted Subsidiaries taken as a whole, subject to no Liens, except Liens in favor of the Collateral Agent and the Lenders pursuant to the Collateral Documents and Permitted Liens. Except for the radio licenses relating to KUPL-FM, KKJZ-FM, WQRS-FM, WFLN-FM and WAAF-FM, and except as otherwise permitted by section 7.11, the License Subsidiaries are the registered holders of radio licenses duly issued by the FCC in respect of all Broadcasting Stations owned and operated by the Borrower and each Restricted Subsidiary. Such licenses constitute all of the authorizations by the FCC or any other Governmental Authority necessary for the operation of the business of the Borrower and each Restricted Subsidiary substantially in the manner presently being conducted by it, and such licenses are validly issued and in full force and effect, unimpaired by any act or omis sion by the Borrower or such Restricted Subsidiary. To the best of the Borrower's knowledge, except as set forth in Schedule 4.11, neither the Borrower nor any Restricted Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC. Except as set forth in Schedule 4.11, there are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such licenses. Neither the Bor rower nor any Restricted Subsidiary has knowledge of a threat of any investigation, notice of viola tion, order, complaint or proceeding before the FCC, and has no reason to believe that any of such licenses will not be renewed in the ordinary course.

         4.12     Federal Reserve Regulations; Use of Loan Proceeds.

                  Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. Following application of the proceeds of each Loan, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation G and Regulation U in effect at the time of the making of such Loan) of the value of the assets of (i) the Borrower and (ii) the Borrower and the Restricted Subsidiaries on a Consolidated basis, will be Margin Stock.

         4.13     No Misrepresentation.

                  No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Restricted Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower or any Restricted Subsidiary omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

         4.14     Plans.

                  The Borrower and each Subsidiary have only the Plans listed on
Schedule 4.14. Each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, and the Borrower and each Subsidiary have filed all reports required to be filed by them under ERISA and the Code with respect to each such Plan. The Borrower and each Subsidiary have met all material requirements imposed by ERISA and the Code with respect to the funding of all Plans, including Multiemployer Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of the Borrower or any Subsidiary. Since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Single Employer Plan or, to the best knowledge of the Borrower, Multiemployer Plan under Title IV of ERISA has occurred and no Single Employer Plan or Multiemployer Plan has been terminated in whole or in part.

         4.15     FCC Matters.

                  The Borrower and each Restricted Subsidiary (i) have duly and timely filed all filings which are required to be filed by the Borrower and each Restricted Subsidiary under the Com munications Act and the rules and regulations of the FCC, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the transmission of radio signals.

         4.16     Burdensome Obligations.

                  Neither the Borrower nor any Restricted Subsidiary is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of the Borrower's or such Restricted Subsidiary's business, as in the foreseeable future might materially and adversely affect or impair the revenue or Operating Cash Flow of the Borrower or any Restricted Subsidiary or the ability of the Borrower or any Restricted Subsidiary to perform its respective obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect.

         4.17     Financial Statements.

                  The Borrower has heretofore delivered to the Lenders a copy of
(i) the annual audited consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 1995, together with the related consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the period then ended, and (ii) the unaudited consolidated Balance Sheets of the Borrower and its Subsidiaries as of March 31, 1996, June 30, 1996 and September 30, 1996, together with the related consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the periods then ended. The foregoing financial statements fairly present the consolidated financial condition and results in the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in such financial statements or in the footnotes thereto, neither the Borrower nor any of its Sub sidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on such financial statements and was not. Since December 31, 1995, the Borrower and its Restricted Subsidiaries have conducted their business only in the ordinary course (except with respect to the acquisitions of Broadcasting Stations permitted by the terms hereof or the Existing Credit Agreement or otherwise consented to by the Required Lenders (or the Required Lenders under the Existing Credit Agreement), and except as set forth in the March 31, 1996, June 30, 1996 and September 30, 1996 financial statements referred to above), and there has been no Material Adverse Change.

         4.18     Environmental Matters.

                  Except as set forth on Schedule 4.18, neither the Borrower nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect arising in connection with (a) any non-compliance with or violation of the requirements of any Environmental Law, or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individu ally or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or may be liable, or
(iv) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under any Environmental Law. The Borrower and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.


5.       CONDITIONS OF LENDING

         5.1      First Loans

                  In addition to the requirements set forth in section 5.2, the obligation of each Lender to make one or more Loans on the first Borrowing Date is subject to the fulfillment of the following conditions precedent:

                  (a) Evidence of Corporate Action. The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or an Assistant Secretary of each Signatory Corporation (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign such Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the State of its incorporation and of each other State in which it is qualified to do business.

                  (b)  Notes.   The  Borrower   shall  have   delivered  to  the
Administrative Agent the Notes, each duly executed on behalf of the Borrower by an Authorized Signatory thereof.

                  (c) No Liens. The Administrative Agent shall have received a certificate of the Borrower, signed by an Authorized Signatory thereof, dated the first Borrowing Date, certifying that, upon the making of the first Loans, there exist no Liens on the Collateral other than Permitted Liens.

                  (d) Subsidiary Guaranty and Borrower Security Agreement. The Borrower shall have delivered to the Administrative Agent (i) the Subsidiary Guaranty, dated as of the Effective Date, duly executed on behalf of each Restricted Subsidiary by an Authorized Signatory thereof, (ii) the Borrower Security Agreement, dated as of the Effective Date, duly executed on behalf of the Borrower by an Authorized Signatory thereof, (iii) one or more share certificates, representing all of the issued and outstanding Stock of each of the Restricted Subsidiaries including, without limitation, the ARS License Subsidiary, together with undated stock powers, duly executed in blank on behalf of the  Borrower  by an  Authorized  Signatory  thereof and bearing an appropriate signature guarantee in all respects satisfactory to the Administrative Agent, in respect of each such certificate, and (iv) all documents evidencing intercompany Indebtedness owing to the Borrower.

                  (e) ARS License Subsidiary Management Agreement. The ARS License Subsidiary Management Agreement shall have been executed and delivered by Authorized Signatories of the ARS License Subsidiary and the Borrower, and a copy thereof shall have been delivered to the Administrative Agent.

                  (f) Filing of Financing Statements. The Borrower shall have executed and caused to be filed or delivered to the Administrative Agent such financing statements and other documents with respect to the Collateral
Documents as the Administrative Agent or Special Counsel may request for the purpose of perfecting the Liens granted thereunder. All filing fees and Taxes in connection with the filing of the Collateral Documents shall have been paid or otherwise provided for and the Administrative Agent and Special Counsel shall have received satisfactory evidence thereof.

                  (g) Existing Indebtedness. Prior to or simultaneously with the making of the first Loans, the Borrower shall have paid all Indebtedness under the Existing Credit Agreement, and all agreements with respect thereto shall have been cancelled or terminated, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

                  (h) Approvals. The Administrative Agent shall have received evidence reasonably satisfactory to it that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been obtained and that all required notices have been given and all required waiting periods have expired.

                  (i) Litigation. There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document, or any transaction contemplated by the Loan Documents and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of an Authorized Signatory of the Borrower to the foregoing effect.

                  (j) Approval of Special Counsel. All legal matters incident to the making of the Loans on the first Borrowing Date shall be reasonably satisfactory to Special Counsel, and the Administrative Agent shall have received from Special Counsel an opinion, dated the first Borrowing Date, substantially in the form of Exhibit E.

                  (k) Opinion of Counsel to the Borrower and the Subsidiaries. The Administrative Agent shall have received opinions of counsel to the Borrower and its Subsidiaries, dated the first Borrowing Date, substantially in the form of Exhibit F.

                  (l) Opinion of FCC Counsel to the Borrower and the Subsidiaries. The Administrative Agent shall have received opinions of special FCC counsel to the Borrower and its Subsidiaries, dated the first Borrowing Date, substantially in the form of Exhibit G.

                  (m) Payment of Fees. The Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses which it shall have agreed to pay, to the extent such fees and expenses have become payable on or prior to the first Borrowing Date, and shall have paid the rea sonable fees and disbursements of Special Counsel.

                  (n) Financial Statements and Financial Projections. The Borrower shall have delivered to the Administrative Agent and the Lenders the financial statements referred to in section 4.17 together with such projections and other information as the Administrative Agent and the Lenders shall reasonably require, all of which shall be in all material respects satisfactory to the Administrative Agent and the Lenders.

                  (o) Ratio Certificate. The Administrative Agent shall have received a Ratio Cer tificate duly executed by an Authorized Signatory of the Borrower.

                  (p) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall reasonably require in connection with the making of the first Loans.

         5.2      All Loans

                  The obligation of the Lenders to make any Loan on a Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

                  (a) Compliance. On each Borrowing Date and after giving effect to the Loans to be made or created thereon, (i) the Loan Parties shall be in compliance with all of the terms, covenants and conditions of the Loan
Documents, (ii) there shall exist no Default or Event of De fault, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except as the context otherwise requires, except as otherwise permitted or contemplated by this Agreement, and except such matters relating thereto as are indicated in each Borrowing Request which shall be reasonably satisfactory to the Administrative Agent and the Required Lenders, and (iv) there shall have occurred no Material Adverse Change since December 31, 1995. Each borrowing by the Borrower shall constitute a certification by the Borrower as of the date of such borrowing that each of the foregoing matters is true and correct in all respects.

                  (b) Loan Closings. All documents required by the provisions of this Agreement to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in section
11.2 on or before such Borrowing Date.

                  (c) Borrowing Request. The Administrative Agent shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

                  (d) Approval of Counsel. All legal matters in connection with the making of each Loan shall be reasonably satisfactory to Special Counsel.

                  (e) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall reasonably request.


6.       FINANCIAL COVENANTS

         The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments of the Lenders have been terminated and no obligations of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents or any of the Lenders exist under any of the Loan Documents, the Borrower shall:

         6.1      Senior Leverage Ratio; Total Leverage Ratio.

                  (a) Senior Leverage Ratio. Maintain at all times a Senior Leverage Ratio not greater than the ratio set forth below with respect to the applicable period set forth below:

                Periods                                      Ratio

        Effective Date through
        December 30, 1997                                 5.75:1.00

        December 31, 1997 through
        December 30, 1998                                 5.50:1.00

        December 31, 1998 through
        December 30, 1999                                 5.00:1.00

        December 31, 1999 through
        December 30, 2000                                 4.00:1.00

        December 31, 2000
        and thereafter                                    3.25:1.00

                  (b)  Total  Leverage  Ratio.  Maintain  at all  times  a Total
Leverage Ratio not greater than the applicable ratio set forth below with respect to the applicable period set forth below:

               Periods                                     Ratio

       Effective Date through
       December 30, 1997                                 7.00:1.00

       December 31, 1997 through
       December 30, 1998                                 6.50:1.00

       December 31, 1998 through
       December 30, 1999                                 6.00:1.00

       December 31, 1999 through
       December 30, 2000                                 5.00:1.00

       December 31, 2000
       and thereafter                                    4.00:1.00

         Provided, however, that if at any time the Borrower shall make a distribution pursuant to section 8.4(b) when the Total Leverage Ratio requirement under this section 6.1(b) immediately before or after giving effect thereto is greater than or equal to 5.00:1.00, the Total Leverage Ratio which the Borrower shall be required to maintain under this section 6.1(b) shall be automatically reduced to 5.00:1.00.

         6.2 Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service.

                  Maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service not less than 1.10:1.00.

         6.3 Consolidated Annual Operating Cash Flow to Interest Expense.

                  Maintain as at the end of each fiscal quarter during the applicable periods set forth below a ratio of Consolidated Annual Operating Cash Flow to Interest Expense not less than the ratio set forth below opposite the applicable period:

              Periods                                      Ratio

       Effective Date through
       September 30, 1999                                2.00:1.00

       December 31, 1999 and
       thereafter                                        2.25:1.00

         6.4 Consolidated Annual Operating Cash Flow to Fixed Charges.

                    Maintain as at the end of each fiscal quarter a ratio of Consolidated Annual Operating Cash Flow to Fixed Charges not less than 1.05:1.00.


7.       AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under the Notes and the other Loan Documents have been paid in full and all RC Commitments of the Lenders have been terminated and no obligations of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents or any of the Lenders exist under any of the Loan Documents, the Borrower shall:

         7.1      Financial Statements.

                  Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:
                  (a) As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating Balance Sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related consolidated Statements of Cash Flows and Shareholders' Equity and consolidated and consolidating Statements of Operations as of and through the end of such fiscal year, setting forth in each case, in comparative form, the consolidated figures for the preceding fiscal year. The consolidated and consolidating Bal ance Sheets and Statements of Operations and the consolidated Statements of Cash Flows and Shareholders' Equity shall be certified without qualification by the Accountants, which certification (i) shall state that the examination by such Accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, (ii) shall include the opinion of such Accountants that such consolidated and consolidating financial statements have been prepared in ac cordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion, and (iii) may, in the case of the consolidating financial statements, be limited to the Borrower and its Restricted Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, for purposes of this subsection (a), separate consolidating financial statements with respect to the Li cense Subsidiaries shall not be required.

                  (b) Simultaneously with the delivery of the certified financial statements required by clause (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of such financial statements for such fiscal year, nothing came to their attention of an accounting nature that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions, or conditions of this Agreement, including, without limitation, sections 6.1, 6.2, 6.3, 6.4, 7.12, 8.1, 8.3, 8.4, 8.5 and 8.7, or, if so, specifying in such certificate all such instances of noncompliance and the nature and status thereof.

                  (c) (i) As soon as available,  but in any event not later than
45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower, a copy of the consolidated and consolidating Balance Sheets of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related consolidated and consolidating Statements of Operations, for such period and for the elapsed portion of the fiscal year through such date, and the consolidated Statements of Cash Flows for the elapsed portion of the fiscal year through such date, setting forth in each case, in comparative form, the consolidated figures for the corresponding periods of the preceding fiscal year, certified by the Chief Financial Officer of the Borrower (or such other officer acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the consolidated and consolidating financial condition and the results of operations of each of the Borrower and its Subsidiaries, subject to normal, non-material year-end adjustments and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters (90 days after the end of the fourth fiscal quarter) of the Borrower, a certificate of the Chief Financial Officer of the Borrower (or such other officer as shall be ac ceptable to the Administrative Agent) in detail reasonably satisfactory to the Administrative Agent (x) stating that there exists no violation of any of the terms or provisions of the Loan Documents, or the occurrence of any condition or event which would constitute a Default or Event of Default, and, if so, specifying in such certificate all such violations, conditions and events, and the nature and status thereof, and (y) containing computations showing compliance with the provisions of sections 6.1, 6.2, 6.3, 6.4, 7.12, 8.1, 8.3, 8.4, 8.5 and 8.7. Notwithstanding the foregoing, for purposes of this subsection
(c), separate consolidating financial statements with respect to the License Subsidiaries shall not be required.

                  (d) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the fourth fiscal quarter) of the Borrower, a Ratio Certificate setting forth each of the Senior Leverage Ratio and the Total Leverage Ratio as at the end of such fiscal quarter, certified by the Chief Financial Officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent).

                  (e) Within 30 days after the end of each month of the Borrower, a management report setting forth a summary of revenues and Operating Cash Flow and Station Cash Flow, on a station by station basis, for such month and cumulative year to date periods, setting forth in each case in comparative form the figures for such month and cumulative year to date period as set forth in the internal budget prepared by the Borrower for such periods, all in detail reasonably satisfactory to the Administrative Agent.

         7.2      Certificates; Other Information.

                  Furnish to the Administrative Agent and each Lender:

                  (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any Subsidiary is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such de fault, or (iii) there shall occur and be continuing a Default or an Event of Default;

                  (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which might have a Material Adverse Effect or which call into question the validity or enforceability of any of the Loan Documents and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) the commencement or threat of any action, suit, arbitration proceeding or claim by, on behalf of or against the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect, (iii) any lapse or other termination of any material li cense, permit, franchise or other authorization issued to the Borrower or any Restricted Subsidiary by any Governmental Authority, (iv) any refusal by any Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, and (v) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which dispute might have a material adverse effect on any Broadcasting Station or a Material Adverse Effect;

                  (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any Restricted Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, (ii) material reports, schedules and other material which the Borrower or any Restricted Subsidiary may now or hereafter be required to file with or deliver to the FCC and (iii) material news releases and annual reports relating to the Borrower or any of its Restricted Subsidiaries;

                  (d) Prompt  written  notice in the event that (i) the Borrower or any Subsidiary shall receive notice from the Internal Revenue Service or the Department of Labor that the Borrower or such Subsidiary shall have failed to meet the minimum funding requirements of Section 412 of the Code with respect to a Plan, if applicable, and include therewith a copy of such notice, or (ii) the Borrower or any Subsidiary gives or is required to give notice to the PBGC of any Reportable Event with respect to a Plan, or knows that the plan administrator of a Plan has given or is required to give notice of any such Reportable Event;

                  (e) With respect to a Single Employer Plan of the Borrower or any Subsidiary, copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be;

                  (f) Promptly after the filing thereof, a copy of the annual report required to be filed pursuant to Section 103 of ERISA in connection with each Single Employer Plan of the Borrower and each Subsidiary for each plan year, including (i) a statement of the assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial posi tion, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the Accountants and (ii) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing reasonably acceptable to the Administrative Agent and the Required Lenders;

                  (g) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of the Borrower or its Restricted Subsidiaries as the Administrative Agent, any Co-Syndication Agent or any other Lender (through the Administrative Agent) may at any time and from time to time reasonably re quest;

                  (h) Promptly after the same are received by the Borrower, copies of all management letters and similar reports provided to the Borrower or any Restricted Subsidiary by its independent certified public accountants; and

                  (i) Prompt written notice of the occurrence of a Material Adverse Change or the occurrence of any event or facts or circumstances which are reasonably likely to result in a Material Adverse Change.

         7.3      Legal Existence.

                  Except as otherwise permitted by section 8.3, maintain, and cause each Subsidiary to maintain, its corporate existence, and maintain its good standing in the jurisdiction of its incor poration or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         7.4      Taxes.

                  Pay and discharge when due, and cause each Subsidiary so to do, all Taxes, assessments and governmental charges, license fees and levies upon or with respect to the Borrower or such Subsidiary and upon the income, profits and Property of the Borrower and the Subsidiaries taken as a whole, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or any Restricted Subsidiary not permitted under section 8.2, unless and to the extent only that such Taxes, assessments, charges, license fees and lev ies shall be contested in good faith and by appropriate proceedings diligently conducted by the Bor rower or such Subsidiary and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5      Insurance.

                  (a) Liability Insurance. Maintain, and cause each Restricted Subsidiary to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are customarily insured against by similar businesses and which, in the case of property insurance, shall be in amounts sufficient to prevent the Borrower or any Restricted Subsidiary from becoming a co-insurer, including, without limitation, public liability (bodily injury and property damage), fidelity, bonding and workers' compensation with deductibles not exceeding $50,000 per occurrence, in each case naming the Administrative Agent as an additional insured under such policies, and file with the Administrative Agent within five days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of an Authorized Signatory certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this section 7.5, and is in full force and effect.

                  (b) Business Interruption Insurance. Maintain such business interruption insurance as is customarily maintained by companies engaged in similar businesses with deductibles not exceeding $50,000 per occurrence. Promptly upon request therefor, the Borrower shall deliver or cause to be delivered to the Administrative Agent originals or duplicate originals of all such policies of insurance. Such insurance shall name the Administrative Agent (together with the Administrative Agent under and as defined in the Other Credit Agreement), under a standard loss payable clause, as sole loss payees in respect of each claim resulting in a payment under any such insurance policy exceeding $100,000. Provided that no Default or Event of Default shall exist, the Administrative Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of any such payment received by the Administrative Agent in its capacity as Administrative Agent hereunder. If a Default or Event of Default shall exist, the Borrower, at the request of the Administrative Agent, shall prepay the Loans with such proceeds, in an amount equal to the Prepayment Fraction multiplied by the total amount of such insurance payment.

         7.6      Payment of Indebtedness and Performance of Obligations.

                  Pay and discharge, and cause each Subsidiary to pay and discharge, when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any Restricted Subsidiary not permitted under section 8.2, unless and to the extent only that the validity of such Indebtedness (other than Indebtedness under the Loan Documents), obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower senior to the Lien granted to the Collateral Agent by the Collateral Documents on such Property, and further provided that the Borrower shall give the Administrative Agent and the Lenders prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7      Condition of Property.

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Restricted Subsidiary so to do, all Property necessary to the operation of the Borrower's or such Restricted Subsidiary's business.

         7.8      Observance of Legal Requirements; ERISA; Environmental Laws.

                  Observe and comply in all respects, and cause each Subsidiary so to do, with all laws (including ERISA and Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Administrative Agent and the Lenders prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9      Inspection of Property; Books and Records; Discussions.

                  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent and each Lender, or potential assignees and/or participants of the Administrative Agent or any Lender, to visit the offices of the Borrower and the Restricted Subsidiaries, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and the Restricted Subsidiaries with the officers thereof and with the Accountants.

         7.10     Licenses, Etc.

                  Maintain and cause each Restricted Subsidiary to maintain, in full force and effect, the operating license issued by the FCC to it for each Broadcasting Station. The Borrower shall also maintain and cause each Restricted Subsidiary to maintain, in full force and effect, all other material licenses, copyrights, patents, including all licenses, permits, applications, reports, authorizations and other rights as are necessary for the conduct of its business, except to the extent that such ownership or right to use shall terminate as a matter of law or expire as a matter of contractual right through no action or default by the Borrower or any Restricted Subsidiary.

         7.11     Additional FCC Licenses.

                  Except for the FCC licenses relating to KUPL-FM, KKJZ-FM, WQRS-FM, WFLN- FM and WAAF-FM and except to the extent that the Borrower has made the determination (such determination to be reasonably satisfactory to the Administrative Agent) that to do so would adversely affect the Borrower or any Restricted Subsidiary because of potential material Taxes to be incurred, upon the receipt by the Borrower or any Restricted Subsidiary of any additional FCC license, the Borrower shall, or shall cause such Restricted Subsidiary to, contribute such license to a License Subsidiary and cause the corresponding License Subsidiary Management Agreement to be amended or otherwise modified to reflect the contribution of such FCC license and grant to the Collateral Agent a first priority perfected security interest therein.

         7.12     Interest Rate Protection Arrangements.

                  For a period of three years from the Effective Date, maintain one or more Interest Rate Protection Arrangements, if necessary, such that the interest rate on at least 50% of outstanding Total Debt (which is not subject to a fixed interest rate) shall be hedged, which Interest Rate Protection Arrangements shall have a minimum term of three years, shall contain such terms and conditions as shall be reasonably satisfactory to the Administrative Agent and, with respect to Interest Rate Protection Agreements between the Borrower and any Lender (or any Affiliate of any Lender), shall be secured on a pari passu basis with the Collateral.

         7.13     Subsidiary Guaranty.

                  Promptly upon the creation or acquisition of any Restricted Subsidiary, cause such

Restricted Subsidiary to execute and deliver to the Collateral Agent a supplement to the Subsidiary Guaranty in the form attached thereto, together with such other documents and opinions of counsel as the Administrative Agent shall reasonably required in connection therewith.


8.       NEGATIVE COVENANTS

         The Borrower covenants and agrees that on and after the Effective Date and until all obligations of the Borrower under Notes and the other Loan Documents have been paid in full and all RC Commitments of the Lenders have been terminated and no obligations of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co- Agents or any of the Lenders exist under any of the Loan Documents, the Borrower shall not:

         8.1      Borrowing.

                  Create,  incur,  assume or suffer to exist any  liability  for
Indebtedness, or permit any Restricted Subsidiary so to do, except (i) Indebtedness under the Notes and the other Loan Documents, and Indebtedness under the Notes and the other Loan Documents (in each case as defined in the Other Credit Agreement); (ii) Indebtedness (including Contingent Obligations) of the Borrower and the Restricted Subsidiaries existing on the date hereof as set forth in Part A of Schedule 8.1; (iii) Indebtedness (including Contingent Obligations) of EZ and its subsidiaries which, upon the consummation of the EZ Acquisition, shall have been assumed by the Borrower and/or the Restricted Subsidiaries as set forth in Part B of Schedule 8.1, (iv) unsecured Indebtedness in an aggregate outstanding principal amount not in excess of $1,500,000 in connection with the acquisition of Property by the Borrower, provided that immediately before and after giving effect thereto all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist; (v) unsecured Indebtedness of the Borrower in an aggregate amount not in excess of $7,500,000 in connection with the issuance of standby letters of credit for the account of the Borrower; (vi) Indebtedness of the Borrower evidenced by (A) the ARS Subordinated Indenture Notes, (B) the 1996 Exchange Subordinated Indenture Notes and the 1997 Exchange Subordinated Indenture Notes, provided that, in the case of this clause (B), immediately before and after giving effect to the incurrence thereof, no Default or Event of Default shall exist, and (C) after the consummation of the EZ Acquisition, the EZ Indenture Notes; (vii) Indebtedness of the Restricted Subsidiaries evidenced by the ARS Subordinated Indenture Subsidiary Guaranty and, after the consummation of the EZ Acquisition, the EZ Indenture Subsidiary Guaranty; (viii) Permitted Subordinated Debt; (ix) refinancings of any Indebtedness permitted under clause (ii), (iii), (iv) or (v) above with Indebtedness permitted under clause (i) or (viii) above; and (x) refinancings of any Indebtedness permitted under clause (vi), (vii) or (viii) above with other Indebtedness permitted under clause (viii) above.

         8.2      Liens.

                  Create, incur, assume or suffer to exist, or enter into any agreement with any third Person agreeing not to create, incur, assume or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Restricted Subsidiary so to do, except (i)

Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with section 7.4, provided that such Liens are not senior to the Liens granted to the Collateral Agent and the Lenders by the Collateral Documents, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements and other similar restrictions affecting real property which do not materially adversely affect the value of such real property or the financial condition of the Borrower or such Restricted Subsidiary or materially impair its use for the operation of the business of the Borrower or such Restricted Subsidiary, (v) the Liens created under the Collateral Documents, (vi) statutory Liens arising by operation of law such as mechanics' liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with section 7.4, (vii) Liens arising out of judgments or decrees which are being contested in accordance with section 7.4, provided that such Liens are not senior to the Liens granted to the Collateral Agent and the Lenders by the Collateral Documents and provided further that enforcement of such Liens is stayed during such contest, (viii) Liens on Property of the Borrower and the Restricted Subsidiaries existing on the date hereof as set forth in Schedule 8.2, (ix) agreements with third Persons not to create, incur, assume or suffer to exist any Lien on any of its Property, provided that each such agreement shall expressly permit the Liens (including any future Liens) granted to the Collateral Agent pursuant to the Collateral Documents or as otherwise contemplated by the other Loan Documents, as such Col lateral
Documents and other Loan Documents may be amended, supplemented, modified, replaced, refinanced, increased or extended from time to time, and (x) Liens in connection with the making of deposits in accordance with section 8.5(g).

         8.3      Merger and Acquisition or Sale of Property.

                  Consolidate with, be acquired by, or merge into or with any Person, or acquire all or substantially all of the Stock or Property of any
Person, or, except as otherwise permitted under section 8.7, sell, lease or otherwise dispose of all or substantially all of its Property, or otherwise alter or modify its structure, status or existence, or permit any Restricted Subsidiary so to do, except: any wholly-owned Restricted Subsidiary (other than a License Subsidiary) may merge with the Borrower (with the Borrower as survivor)  or with  another  wholly-owned  Restricted  Subsidiary  (other than a
License Subsidiary); any License Subsidiary may merge with ARS License Subsidiary (with ARS License Subsidiary as survivor); and, subject to the last paragraph of this section 8.3:

                  (a) upon five Business Days' notice to the Administrative Agent, the Borrower or any wholly-owned Restricted Subsidiary may acquire Broadcasting Station(s) that are in the Top 75 Markets through an acquisition or merger (with the Borrower or such wholly-owned Restricted Subsidiary (or a Person that becomes a wholly-owned Restricted Subsidiary) as the survivor thereof), provided that if the consideration for any such acquisition or merger exceeds $50,000,000, there shall have been delivered to the Administrative Agent and each Lender such details of such transaction as the Administrative Agent, any Co-Syndication Agent or any other Lender (through the Administrative Agent) shall reasonably request;

                  (b) upon five Business Days' notice to the Administrative Agent, the Borrower or any wholly-owned Restricted Subsidiary may acquire Broadcasting Station(s) that are not in the Top

75 Markets through an acquisition or merger (with the Borrower or such wholly-owned Restricted Subsidiary (or a Person that becomes a wholly-owned Restricted Subsidiary) as the survivor thereof), provided that (i) after giving effect to each such acquisition, the Consolidated Annual Operating Cash Flow allocable to all Broadcast Stations that are not in the Top 75 Markets
(calculated on a pro-forma basis to include the Broadcasting Station being acquired) is less than 25% of the Consolidated Annual Operating Cash Flow (calculated in the same manner), and (ii) if the consideration for any such acquisition or merger exceeds $50,000,000, there shall have been delivered to the Admin istrative Agent and each Lender such details of such transaction as the Administrative Agent, any Co-Syndication Agent or any other Lender (through the Administrative Agent) shall reasonably request; and

                  (c) the Borrower may consummate the EZ Acquisition pursuant to the terms of section 8.21.

Immediately before and after giving effect to any proposed acquisition or merger permitted under this section 8.3, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist and, prior to the consummation of such acquisition or merger, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying as to the foregoing. Immediately upon the consummation of any acquisition or merger permitted under this section 8.3, (i) the Borrower shall have delivered to the Administrative Agent such documents as the Administrative Agent shall reasonably require in order to grant to the Collateral Agent a first priority perfected security interest in the Stock and/or Property, as applicable, of such Broadcasting Station under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens, (ii) if the Borrower shall have acquired a Restricted Subsidiary in connection with such acquisition, such Restricted Subsidiary shall have become a party to the Subsidiary Guaranty, (iii) subject to section 7.11, the FCC license of the Broadcasting Station shall have been transferred to a License Subsidiary, and a management agreement, substantially in the form of Exhibit D, or a supplement or amendment to a License Subsidiary Management Agreement, shall have been executed and delivered in connection therewith and pledged to the Collateral Agent under and in accordance with the applicable Collateral Document, (iv) the Borrower shall have received (A) with respect to each pending acquisition listed on Schedule 8.3, a Preliminary Order, and (B) with respect to each other transaction, a final order from the FCC, and all other similar material orders from all other applicable Governmental Authori ties, with regard to the acquisition or merger, the transfer of the FCC license of such acquired Broadcasting Station to a License Subsidiary, and the execution of the management agreement, each of which shall be in all respects reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders and (v) the Borrower shall have delivered to the Administrative Agent such opinions and other documents as the Administrative Agent shall reasonably require in connection therewith.

         8.4      Dividends; Purchase of Stock.

                  Declare or pay any dividends payable in cash or otherwise or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any of its Stock (each a "Restricted Payment") or permit any Restricted Subsidiary so to do, except that:

                  (a) any wholly-owned Restricted Subsidiary (other than a License Subsidiary) may declare and pay dividends to the Borrower from time to time;

                  (b) the Borrower may declare and pay cash dividends or purchase its capital Stock commencing January 1, 1999, provided that (i) the aggregate amount of dividends declared and paid and capital stock purchased under this subsection (b) shall not exceed an amount equal to 50% of Excess Cash Flow for the period commencing January 1, 1998 through the end of the fiscal quarter immediately preceding the declaration and payment of any such dividends or any such purchase, (ii) immediately before and after giving effect to such declaration and payment (1) (x) either the Total Leverage Ratio is less than 4.50:1.00 or (y) the Total Leverage Ratio is less than 5.00:1.00 and the Senior Leverage Ratio is less than 3.00:1.00, and (2) all representations and warranties contained in the Loan Documents are true and correct and no Default or Event of Default shall exist and (iii) the Loans shall have been prepaid, and the RC Commitments shall have been permanently reduced by an amount equal to the Prepayment Fraction or the Commitment Reduction Fraction, as the case may be, multiplied by the amount of such dividends or purchase;

                  (c) the Borrower may declare and pay dividends payable solely in Class A, B or C common stock of the Borrower;

                  (d) the Borrower may purchase its capital Stock in an amount not to exceed $15,000,000 in any fiscal year (determined on a cumulative basis) and $75,000,000 in the aggregate, provided that immediately before and after giving effect to any such purchase (i) the Total Leverage Ratio is less than 6.50:1.00, and (ii) no Default or Event of Default shall exist; and

                  (e) the Borrower may declare and pay (i) cash dividends on the preferred Stock issued pursuant to the 1996 Convertible Exchangeable Preferred Stock Issuance and the 1997 Preferred Stock Issuance, provided that immediately before and after giving effect to any such declaration and payment, no Default or Event of Default shall exist, and (ii) non-cash dividends on the preferred Stock issued pursuant to the 1997 Preferred Stock Issuance in the form of additional shares of such preferred Stock.

         8.5      Investments, Loans, Etc.

                  At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance (excluding deposits or pledges permitted under section 8.2(iii)) to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person (all of which are sometimes referred to herein as "Investments"), or permit any Restricted Subsidiary so to do, except:

                  (a) Investments in short-term domestic and eurodollar certificates of deposit issued by any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital surplus and retained earnings exceeding $500,000,000;

                  (b) Investments in short-term direct obligations of the United States of America or agencies thereof which obligations are guaranteed by the United States of America;

                  (c)  Investments  existing  on the date hereof as set forth in
Schedule 8.5(c);

                  (d)  Investments  by the Borrower in an  aggregate  amount (at cost) at any time outstanding not to exceed $75,000,000, provided that (i) immediately before and after giving effect to the making of any such Investment, no Default or Event of Default shall exist, (ii) if any such Investment consists of Margin Stock, the representation and warranty contained in Section 4.12 shall be true and correct immediately before and after giving effect to the making of any such Investment, and (iii) the Borrower shall have delivered to the Administrative Agent such documents as the Administrative Agent shall reasonably require in order to grant to the Collateral Agent a first priority perfected security interest in the Stock (excluding Margin Stock) and/or other Collateral (as defined in the Collateral Documents), as applicable, received in consideration of any such Investment under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens;

                  (e) Investments by the Borrower to the extent  permitted under section 8.4(d);

                  (f) Investments to the extent the same are acquisitions permitted pursuant to section 8.3;

                  (g) Investments by the Borrower in the form of deposits or options made in the ordinary course of business in connection with any proposed acquisition or acquisitions of Property permitted pursuant to the terms of this Agreement; and

                  (h) Investments by the Borrower in the Tower Subsidiaries (excluding Investments by the Borrower in the Tower Subsidiaries permitted pursuant to Section 8.5(c)) in an aggregate amount not to exceed $50,000,000, provided that immediately before and after giving effect to the making of any such Investment, no Default or Event of Default shall exist.

         8.6      Business Changes.

                  Materially change or permit any Restricted Subsidiary so to do the nature of its business from that of owning and managing radio broadcasting stations and related businesses, including the syndication of radio programming and the ownership and management of communications antenna towers.

         8.7      Sale of Property.

                  Sell, exchange, lease, transfer or otherwise dispose of any Property to any Person, or permit any Restricted Subsidiary so to do, except sales, exchanges, leases, transfers or other dispositions made in the ordinary course of business (which shall not include the sale or other disposition of any Property of a License Subsidiary or all or substantially all of the Stock or assets of any Broadcasting Station or involve an FCC license of the Borrower or any of its Restricted Subsidiaries), except that, subject to the last sentence of this section 8.7:

                  (a) the Borrower may sell or exchange any Broadcasting Station set forth on Schedule 8.7;

                  (b) the Borrower may sell or exchange any Broadcasting Station, provided that (i) the aggregate amount of the Station Annual Cash Flow for all Broadcasting Stations which have been sold or exchanged pursuant to the provisions of this section 8.7(b) during the Station Sale Measuring Period (including the Broadcasting Station then being contemplated to be sold or exchanged but excluding in any event those permitted pursuant to section 8.7(a)) shall not exceed 25% of Consolidated Annual Broadcast Cash Flow (calculated before subtracting Station Annual Cash Flow with respect to each Broadcasting Station sold or exchanged pursuant to the provisions of this section 8.7(b) during such Station Sale Measuring Period), and (ii) the aggregate amount of the Station Annual Cash Flow for all Broadcasting Stations which have been sold or exchanged pursuant to the provisions of this section 8.7(b) during the period commencing on the Effective Date and ending through and including the date of determination (including the Broadcasting Station then being contemplated to be sold or exchanged but excluding in any event those permitted pursuant to section 8.7(a)) (calculated as of the time each such Broadcasting Station was sold or exchanged pursuant to the provisions of this section 8.7(b)) (collectively, the "Aggregate Station Annual Cash Flow") shall not exceed 50% of the sum of (A) the Aggregate Station Annual Cash Flow, and (B) Consolidated Annual Broadcast Cash Flow (calculated after subtracting Station Annual Cash Flow with respect to each Broadcasting Station sold or exchanged pursuant to the provisions of this section 8.7(b) (including the Broadcasting Station then being contemplated to be sold or exchanged) during the four fiscal quarter period for which Consolidated Annual Broadcast Cash Flow is being measured);

                  (c) the Borrower may sell and leaseback (i) tower assets to any Tower Subsidiary, and (ii) real property and buildings used in connection with radio towers or studios to any of its Subsidiaries or any other Person;

                  (d) the Borrower or any Restricted Subsidiary may sell the real property and buildings set forth in Schedule 8.7; and

                  (e) in the event that the Borrower shall elect not to consummate any acquisition pursuant to a loan/purchase arrangement substantially similar to the arrangements in connection with the PBB Note Purchase Agreements, the Borrower may assign the applicable purchase agreement(s) to a qualified third party.

Provided,  however,  in  connection  with any sale or exchange  permitted  under section 8.7(b), (c) or (d), (i) immediately before and after giving effect to the proposed sale or exchange (including any related change in Indebtedness), all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist, and the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying as to the same, and (ii) the Borrower shall prepay the Loans in accordance with section 2.5(e).

         8.8      Subsidiaries.

                  Create  or  acquire  any  other  Subsidiary,   or  permit  any
Subsidiary (other than a Tower Subsidiary) so to do, except in connection with an Acquisition permitted in section 8.3.

         8.9      Compliance with ERISA.

                  Adopt any Plan other than those listed on Schedule 4.14 or permit any Subsidiary so to do, or engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, or incur any "accumulated funding deficiency", as such term is defined in Section 412 of the Code or Section 302 of ERISA, or terminate, or permit any member of a Commonly Controlled Entity to terminate, any Plan which would result in any liability of the Borrower or any member of a Commonly Controlled Entity to the PBGC, or permit the occurrence of any Reportable Event or any other event or condition which presents a risk of such a termination by the PBGC of any Plan, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any member of a Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do, if any such withdrawal would result in such withdrawing employer incurring any withdrawal liability in excess of $250,000.

         8.10     Certificate of Incorporation and By-laws.

                  Amend or otherwise modify its certificate of incorporation, by-laws or other organizational documents, or permit any Restricted Subsidiary so to do, in any way which would adversely affect the interests of the Lenders or the obligations of any Loan Party under any of the Loan Documents.

         8.11     Prepayments of Indebtedness.

                  Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Loans and the Other Credit Agreement Loans) prior to the due date thereof, or permit any Restricted Subsidiary so to do, other than (i) the prepayment by any Restricted Subsidiary of Indebtedness owing by such Restricted Subsidiary to the Borrower, (ii) the prepayment of Indebtedness permitted under section 8.1(ii) or (iii) with the proceeds of Indebtedness permitted under section 8.1 (i) or (vi) or the proceeds of Stock issued by the Borrower pursuant to section 8.18, (iii) the prepayment in whole or in part of the EZ Indenture Notes with the proceeds of the SD/TL Loans (as defined in the Other Credit Agreement) and (iv) the prepayment of the ARS Subordinated Indenture Notes, the 1996 Exchange Subordinated Indenture Notes, the 1997 Exchange Subordinated Indenture Notes, the EZ Indenture Notes and the Permitted Subordinated Indenture Notes to the extent permitted under section 8.19.

         8.12     Fiscal Year.

                  Change its fiscal year from a fiscal year commencing January 1st and ending December 31st, or permit any of its Restricted Subsidiaries so to do.

         8.13     Amendments, Etc. of Certain Agreements.

                  Enter into or agree to any amendment, modification or waiver of any term or condition of the PBB Documents, the Tax Sharing Agreement or any License Subsidiary Management Agreement, which amendment, modification or waiver, in the opinion of the Administrative Agent, would materially and adversely affect the interest of the Lenders under any of the Loan Documents. In the event of any amendment, modification or waiver to any of such documents, the Borrower shall promptly deliver to the Administrative Agent a copy of the same.

         8.14     Transactions with Affiliates.

                  Become, or permit any Restricted Subsidiary to become, a party to any transaction with any Affiliate of the Borrower or any Restricted Subsidiary on a basis less favorable to the Borrower or such Restricted
Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower or such Restricted Subsidiary, provided that nothing contained in this section 8.14 shall limit the Borrower's making Investments in any Tower Subsidiary pursuant to section 8.5(h) provided that immediately before and after giving effect thereto such Tower Subsidiary is a wholly owned Subsidiary of the Borrower.

         8.15     License Subsidiaries.

                  Permit any License Subsidiary to engage in any business other than (i) owning, holding and maintaining in full force and effect the broadcast licenses and other assets transferred to such License Subsidiary, (ii)
performing the obligations of such License Subsidiary under the applicable License Subsidiary Management Agreement and (iii) executing, delivering and performing its obligations under the Subsidiary Guaranty, the ARS Subordinated Indenture Subsidiary Guaranty, the EZ Indenture Subsidiary Guaranty and the Permitted Subordinated Indenture Subsidiary Guaranty.

         8.16     Sale and Leaseback.

                  Enter into any arrangement with any Person, or permit any Restricted Subsidiary so to do, providing for the leasing by the Borrower or such Restricted Subsidiary of Property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Restricted Subsidiary, except as permitted pursuant to section 8.7(c).

         8.17     Prohibition on Management and Similar Fees.

                  Make any payment of, or enter into any agreement for the payment of, any management fees or similar fees with any Affiliate of the Borrower.

         8.18     Stock Issuance.

                  Issue any additional shares of Stock, or permit any of its Restricted Subsidiaries so to do, except (i) the Borrower may issue shares of its common Stock or Non Redeemable Preferred Stock, provided that the Borrower shall prepay the Loans in an amount equal to the Prepayment

Fraction multiplied by the net proceeds received by the Borrower in connection with such issuance of Stock by the Borrower immediately upon its receipt thereof to the extent required by section 2.5(f), and (ii) any Restricted Subsidiary (other than a License Subsidiary) may issue shares of its Stock to the Borrower or any wholly-owned Restricted Subsidiary.

         8.19     Indentures, Notes, Subsidiary Guaranties.

                  (a) Enter into or agree to any amendment, modification or waiver of any term or condition of the ARS Subordinated Indenture, the ARS Subordinated Indenture Notes, the ARS Subordinated Indenture Subsidiary Guaranty, the 1996 Exchange Subordinated Indenture, the 1997 Exchange Subordinated Indenture, the 1996 Exchange Subordinated Indenture Notes, the 1997 Exchange Subordinated Indenture Notes, the Permitted Subordinated Indenture, the Permitted Subordinated Indenture Notes or the Permitted Subordinated Indenture Subsidiary Guaranty or purchase, redeem or make any payment with respect to Indebtedness under the ARS Subordinated Indenture Notes, the ARS Subordinated Indenture Subsidiary Guaranty, the 1996 Exchange Subordinated Indenture Notes, the 1997 Exchange Subordinated Indenture Notes, the Permitted Subordinated Indenture Notes or the Permitted Subordinated Indenture Subsidiary Guaranty or permit any of its Restricted Subsidiaries so to do, except for required payments to the extent expressly permitted pursuant to the subordination terms set forth therein, and except as permitted under section 8.1(x).

                  (b) Except for the supplemental indenture contemplated by the EZ Consent Solicitation, enter into or agree to any amendment, modification or waiver of any term or condition of the EZ Indenture, the EZ Indenture Notes or the EZ Indenture Subsidiary Guaranty or purchase, redeem or make any payment with respect to Indebtedness under the EZ Indenture Notes or the EZ Indenture or permit any of its Restricted Subsidiaries so to do, except for payments to the extent required pursuant to the terms set forth therein, and except as permitted under section 8.1(x).

         8.20     Federal Reserve Regulations.

                  Own, or permit any of its Restricted Subsidiaries to own, Margin Stock in excess of 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation G and Regulation U in effect at the time of the making of such
Loan) of the value of the assets of (i) the Borrower, or (ii) the Borrower and the Restricted Subsidiaries on a Consolidated basis.

         8.21     EZ Acquisition.

                  Consummate the EZ Acquisition, unless:

                  (a) The EZ Indenture shall have been amended substantially in accordance with the EZ Consent Solicitation, and the Administrative Agent shall have received a true and complete copy of such amendment as executed and delivered by the parties thereto.

                  (b)  There  shall  exist  no  injunction  or  other   material
litigation affecting the EZ

Acquisition or any transaction contemplated thereby, and the Administrative Agent shall have received a certificate to such effect from the Borrower.

                  (c) All conditions precedent to the consummation of the EZ Acquisition shall have been satisfied in accordance with the terms of the EZ Transaction Documents (with no waiver of any material condition thereof without the prior written consent of the Administrative Agent and the Co- Syndication Agents, which consent shall not be unreasonably withheld) and the EZ Acquisition shall have been consummated in such manner, and the Administrative Agent shall have received a certificate to such effect from the Borrower.

                  (d) The Borrower shall have repaid in full and cancelled the Existing EZ Indebtedness and all liens securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence of the foregoing.

                  (e) The Administrative Agent and the Lenders shall have received pro-forma financial statements of the Borrower and its Restricted Subsidiaries (including EZ and its subsidiaries), in each case after giving effect to the consummation of the EZ Acquisition.

                  (f) No material adverse change shall have occurred in the financial condition, operations, business or prospects of (i) the Borrower and its Restricted Subsidiaries taken as a whole, (ii) EZ and its subsidiaries taken as a whole and (iii) the Borrower and its Restricted Subsidiaries (including EZ and its subsidiaries) on a pro-forma basis taken as a whole, in each case since December 31, 1995 and in the case of clause (iii) above from that shown on the pro-forma financial statements and projections previously provided to and approved by the Lenders.

                  (g) The representations and warranties contained in the Loan Documents shall be true and correct immediately before and after giving effect to the consummation of the EZ Acquisition, except as otherwise expressly permitted or contemplated by this Agreement, and no Default or Event of Default shall exist immediately before or after giving effect thereto, and the Administrative Agent shall have received a certificate to such effect from the Borrower.

                  (h) All notices, approvals and waiting periods (except as otherwise contemplated by section 8.21(n)) from all Governmental Authorities shall have been given, received or expired, as the case may be, in connection with the consummation of the EZ Acquisition.

                  (i) The Collateral Agent shall have received such UCC searches and UCC-1 Financing Statements as it may require, together with (i) stock certificates representing all issued and outstanding Stock of each subsidiary of EZ that is owned by EZ or any of its subsidiaries, with undated stock powers accompanying such certificates executed in blank and (ii) all intercompany notes made by EZ or any of its subsidiaries endorsed to the order of the Collateral Agent.

                  (j) The Administrative Agent shall have received such certificates, legal opinions (including opinions of FCC counsel) and other documents as it shall reasonably require, all of which shall be satisfactory to the Administrative Agent.

                  (k) The Administrative Agent shall have received a certificate from the Borrower in all respects satisfactory to the Administrative Agent that, immediately before and after giving effect to the EZ Acquisition, the Borrower is Solvent.

                  (l) The Collateral Agent shall have received from the Borrower such documents as the Collateral Agent shall reasonably require in order to grant to the Collateral Agent a first priority perfected security interest in the Stock and other Collateral (as defined in the Collateral Documents) acquired in connection with the EZ Acquisition under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens.

                  (m) Management agreements, substantially in the form of Exhibit D, between PBI and each EZ License Subsidiary (collectively, as each may be amended, supplemented or otherwise modified from time to time pursuant to section 8.13, the "EZ License Subsidiary Management Agreements") shall have been executed and delivered in connection with the EZ Acquisition and pledged to the Collateral Agent under and in accordance with the applicable Collateral Document.

                  (n) The Borrower shall have received Preliminary Orders from the FCC, and all other similar material orders from all other applicable Governmental Authorities, with regard to the EZ Acquisition and the transfer of control of the FCC licenses of the EZ License Subsidiaries, each of which shall be in all respects reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders.


9.       DEFAULT

         9.1      Events of Default.

                  The following shall each constitute an "Event of Default" hereunder:

                  (a) The failure of the Borrower to pay any installment of principal on any Note on the date when due and payable; or

                  (b) The failure of the Borrower to pay any installment of interest or any other fees or expenses payable hereunder or under or in connection with any other Loan Documents within three Business Days of the date when due and payable; or

                  (c) The use by the Borrower of the proceeds of any Loan in a manner inconsistent with or in violation of section 2.7; or

                  (d) The failure of the Borrower to observe or perform any covenant or agreement contained in section 6, section 7.3, 7.5, 7.10, 7.11, 7.12 or 7.13, or section 8; or

                  (e) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                  (f) Any representation or warranty of any Loan Party (or of any officer on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant to any Loan Document, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                  (g) Any obligation of the Borrower (other than its obligations under the Notes) or any Restricted Subsidiary, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating lease(s) (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) the holder of any such obligation(s) in excess of $2,500,000 in the aggregate shall have the right to declare such obligation(s) due and payable prior to the expressed maturity thereof; or

                  (h) The Borrower or any Restricted Subsidiary shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dis solution of the Borrower or such Restricted Subsidiary; or

                  (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Restricted Subsidiary a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Restricted Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Restricted Subsidiary or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Restricted Subsidiary, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                  (j) Any judgments or decrees against the Borrower or its Restricted Subsidiaries aggregating in excess of $2,500,000 for all such parties shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                  (k) The occurrence of an Event of Default under and as defined in any Collateral Document or the occurrence of an Event of Default under and as defined in the Other Credit Agreement; or

                  (l) Any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow its obligations thereunder; or

                  (m)  A Change of Control shall occur.

         Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clauses (h) or (i) above, the RC Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and the Notes, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the RC Commitments to be terminated, forthwith, whereupon the RC Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and the Notes. Except as otherwise provided in this section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the extent permitted by applicable law. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, to the extent permitted by applicable law, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of any of the Loan Documents.

         In the event that the RC Commitments shall have been terminated or all of the Notes shall have been declared due and payable pursuant to the provisions of this section 9.1, the Lenders agree, among themselves, that any funds received in respect of this Agreement and the Notes from or on behalf of the Borrower by any of the Lenders (except funds received by any Lender as a result of a purchase from such Lender pursuant to the provisions of section 11.9) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to reimburse the Administrative Agent, the Collateral Agent and the Lenders for any expenses due from the Borrower pursuant to the provisions of section 11.5; (ii) second, to the payment of the Commitment Fees, pro rata according to the RC Commitment Percentage of each Lender; (iii) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes and any obligations to any Lender arising out of any Interest Rate Protection Arrangement entered into under, and required by, section 7.12) payable by the Borrower to the Administrative

Agent, the Collateral Agent or any of the Lenders under the Loan Documents; (iv) fourth, to the payment, pro rata according to the outstanding Loans of each Lender, of interest due on the Notes; (v) fifth, on a pro rata basis, to the payment of (1) principal outstanding on the Notes, pro rata according to each Lender's outstanding Loans and (2) the obligations of the Borrower to the Lenders (and any Affiliate of any Lender) arising out of any Interest Rate Protection Arrangements entered into under, and required by, section 7.12; and
(vi) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.


10.      THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT; THE CO-
         SYNDICATION AGENTS; THE MANAGING AGENTS; THE AGENT; THE CO-AGENTS; THE ARRANGERS

         10.1     Appointment.

                  Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under this Agreement and the Notes and BNY as the Collateral Agent of each Lender under the Collateral Documents. Each such Lender hereby irrevocably authorizes BNY as the Administrative Agent or the Collateral Agent, as the case may be, for such Lender to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent or the Collateral Agent.

         10.2     Delegation of Duties.

                  The Administrative Agent and the Collateral Agent each may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

         10.3     Exculpatory Provisions.

                  Neither the Administrative Agent, the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations hereunder or thereunder. Neither the

Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any Restricted Subsidiary. Neither the Administrative Agent nor the Collateral Agent shall be under any liability or responsibility whatsoever to the Borrower or any other Person as a conse quence of any failure or delay in performance, or any breach, by any Lender of any of its obliga tions under any of the Loan Documents.

         10.4     Reliance by Administrative Agent and Collateral Agent.

                  The Administrative Agent and the Collateral Agent each shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by it. Subject to section 11.7, the Administrative Agent and the Collateral Agent each may treat each Lender as the holder of all of the interests of such Lender in its Loans and in its Notes. Neither the Administrative Agent nor the Collateral Agent shall be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or com munication furnished pursuant thereto or in connection therewith, and the Administrative Agent and the Collateral Agent each shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent and the Collateral Agent each shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent and the Collateral Agent each shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5     Notice of Default.

                  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Combined Required Lenders; provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or

Event of Default as it shall deem to be in the best interests of the Lenders and the Lenders (as defined in the Other Credit Agreement).

         10.6     Non-Reliance.

                  Each Lender expressly acknowledges that neither the Administrative Agent, the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter, including any review of the affairs of the Borrower or the Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, con tinue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement or any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditwor thiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or its Sub sidiaries which may come into the possession of the Administrative Agent, the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     Indemnification.

                  (a) Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Credit Exposure at such time, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting directly and primarily from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this section 10.7(a) shall survive the payment of the Notes and all other amounts payable under the Loan Documents.

                  (b) Each Lender agrees to indemnify the Collateral Agent in its capacity as such (to the extent not promptly reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Combined Credit Exposure at such time, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the pay ment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting directly and primarily from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this section 10.7(b) shall survive the payment of the Notes and all other amounts payable under the Loan Documents.


         10.8 Administrative Agent and Collateral Agent in its Individual Capacity.

                  BNY and its Affiliates, may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and its Subsidiaries as though BNY were not the Administrative Agent or the Collateral Agent. With respect to the RC Commitment made by BNY and each Note issued to BNY, the Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it was not the Administrative Agent or the Collateral Agent, as the case may be, and the terms "Lender" and "Lenders" shall in each case include BNY.

         10.9     Successor.

                  (a) If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Administrative Agent under this Agreement and the Notes, such resignation to be effective on the later to occur of (i) the thirtieth day after the date of such notice and (ii) the date upon which any successor Administrative Agent, in accordance with the provisions of this section 10.9, shall have accepted in writing its appointment as such successor Administrative Agent. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under this Agreement and the Notes shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation or re moval as Administrative Agent, the provisions of section 10 shall inure to its benefit as to any ac tions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the Notes. If at any time hereunder there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due hereunder and under the Notes directly to the Lenders entitled thereto during such time.

                  (b) If at any time the Collateral Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Collateral Agent under the Collateral Documents, such resignation to be effective on the later to occur of (i) the thirtieth day after the date of such notice and (ii) the date upon which any successor Collateral Agent, in accordance with the provisions of this section 10.9 (and section 10.9 of the Other Credit Agreement), shall have accepted in writing its appointment as such successor Collateral Agent. Upon any such resignation of the Collateral Agent, the Required Lenders (together with the Required Lenders under and as defined in the Other Credit Agreement) shall have the right to appoint from among the Lenders a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders (and the Lenders under and as defined in the Other Credit Agreement), appoint a successor Collateral Agent, which successor Collateral Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent's rights, powers, privileges and duties as Collateral Agent under the Collateral Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Collateral Agent's resignation or removal as Collateral Agent, the provisions of section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Collateral Documents.

         10.10    Updating Exhibits and Schedules.

                  The Administrative Agent is hereby authorized and directed from time to time to (i) amend Exhibit A to reflect the RC Commitments of each Lender as of the date of each assignment pursuant to section 11.7 and each increase in the RC Commitment pursuant to Section 2.4(d) and, in connection therewith, the Lending Offices and address for notices of each assignee "Lender", (ii) amend Schedule 1.1(L) to reflect any change of address of which the Administrative Agent has received written notice pursuant to section 11.2, and (iii) in each such case, to send a copy thereof to each party hereto.

         10.11    Co-Syndication Agents.

                  The Co-Syndication Agents shall have only the duties and obligations expressly set forth in the Loan Documents in their capacity as Co-Syndication Agents and shall have the same rights, protections, immunities and indemnities as the Administrative Agent.

         10.12    The Managing Agents.

                  The Managing Agents shall have no duties or obligations under the Loan Documents in their capacity as Managing Agents.

         10.13    The Agent.

                  The Agent shall have no duties or obligations under the Loan Documents in its capacity as Agent.

         10.14    The Co-Agents.

                  The Co-Agents shall have no duties or obligations under the Loan Documents in their capacity as Co-Agents.

         10.15    The Arrangers.

                  The Arrangers shall have no duties or obligations under the Loan Documents in their capacity as Arrangers.


11.      MISCELLANEOUS

         11.1     Amendments and Waivers.

                  With the written consent of the Required Lenders, which consent may be transmitted by telecopier, the Administrative Agent or the Collateral Agent, as the case may be, and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

                  (a) no such amendment, supplement, modification, waiver or consent shall, without the written consent of all of the Lenders, (i) increase or decrease the RC Commitments (other than pursuant to the terms of section 2.4), (ii) extend the Maturity Date or the RC Commitment Termination Date, (iii) extend the date or decrease the amount of any mandatory reduction of the

RC Commitments pursuant to section 2.4(b)(ii), (iv) decrease the rate, extend the time or change the pro rata method of payment of interest or principal on or applicable to any Note, (v) decrease the amount, extend the time or change the pro rata method of payment of the Commitment Fee, (vi) release all or any part of the Collateral or any Subsidiary Guaranty except in connection with a permitted sale or other permitted disposition of the Collateral or the applicable Subsidiary Guarantor, as the case may be, or to the extent that the Administrative Agent or the Collateral Agent shall be required or permitted to do so under the terms and provisions of the Loan Documents, (vii) change the definition of Required Lenders, or (viii) change the provisions of this section 11.1;

                  (b) any amendment, supplement, modification, waiver or consent to the Collateral Documents shall be subject to the receipt by the Collateral Agent of the consent of the Combined Required Lenders or all of the Lenders hereunder and under and as defined in the Other Credit Agreement, as the context may require.

                  (c) without the written consent of the Administrative Agent or the Collateral Agent, as the case may be, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of section 10 or otherwise change any of the rights or obligations of the Administrative Agent or the Collateral Agent, as the case may be, under the Loan Documents; and


                  (d) without the written consent of the Co-Syndication Agents, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of section 10 applicable to the Co-Syndication Agents or otherwise change any of the rights or obligations of the Co-Syndication Agents hereunder or under the Loan Documents.

                  Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and all future holders of the Notes. In the case of any waiver, the parties to the applicable agreement, the Lenders, the Administrative Agent, the Collateral Agent, the Co- Syndication Agents, the Managing Agents, the Agent, the Co-Agents shall be restored to their former position and rights under the Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2     Notices.

                  Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) one Business Day after having been sent by overnight courier service, (iii) five
Business Days after having been deposited in the mail, first-class postage prepaid, or (iv) in the case of telecopier notice, when sent and transmission confirmed (which may include electronic confirmation), addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in Schedule 1.1(L) hereto in the case of each of the Lenders, or to such other addresses as to which the Administrative Agent and the Collateral Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

                  The Borrower:

                  American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, MA 02116
                  Attention:           Joseph L. Winn
                                       Chief Financial Officer

                  Telephone:           (617) 375-7500
                  Telecopy:            (617) 375-7575


                  The Administrative Agent, the Collateral Agent and/or BNY:

                  The Bank of New York
                  Communications, Publishing & Entertainment Division One Wall Street, 16th Floor
                  New York, New York 10286
                  Attention:           Geoffrey C. Brooks
                                       Vice President

                  Telephone:           (212) 635-8475
                  Telecopy:            (212) 635-8593

with a copy to, in the case of all Borrowing Requests,  prepayment notices under section 2.5(a) and conversion notices under section 2.8, and to the attention of, in the case of all fundings by the Lenders:

                  The Bank of New York, as Administrative Agent
                  Agency Function Administration
                  One Wall Street, 18th Floor
                  New York, New York 10286
                  Attention:           Michael Pizarro

                  Telephone:           (212) 635-4697
                  Telecopy:            (212) 635-6365 (or 6366/6367)

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to section 2.3, 2.4, 2.5 or 2.8 shall not be effective until received.

         11.3     No Waiver; Cumulative Remedies.

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, pow ers and privileges provided by law.

         11.4     Survival of Representations and Warranties.

                  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

         11.5     Payment of Expenses and Taxes.

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether or not any Loan is made, (i) to pay or reimburse the Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Arrangers for all their out-of-pocket reasonable costs and expenses incurred in connection with the development, preparation, execution and syn dication of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated hereby and thereby, whether such Loan Documents or any such other documents are executed and whether the transactions contemplated thereby are consummated, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, the Arrangers and the Lenders for all of their respec tive reasonable costs and expenses incurred in connection with the work-out, enforcement or preservation of any rights under the Loan Documents and any such documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, the Arrangers and the Lenders including, without limitation, reasonable expenses of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, the Arrangers and the Lenders in connection with or attributable to commercial finance examiners, accountants, investment banks and environmental consultants, (iii) to pay, indemnify, and hold each Lender, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Arrangers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any of the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Arrangers and each of their respective officers, directors, employees and agents harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the execution, delivery, enforcement and performance of the Loan Documents or the use of the proceeds of the Loans hereunder (all the foregoing, collectively, the
"indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the

Borrower agrees to make the maximum payment permitted under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Administrative Agent, the Collateral Agent, any Co-Syndication Agent, any Managing Agent, the Agent, any Co-Agent, any Arranger or any Lender to the extent arising directly and primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, such Co-Syndication Agent, such Managing Agent, the Agent, such Co-Agent, such Arranger or such Lender, as the case may be. The agreements in this section
11.5 shall survive the termination of the RC Commitments and the payment of the Notes and all other amounts payable hereunder.

         11.6     Lending Offices.

                  Subject to section 2.17(b), each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Lending Office.

         11.7     Successors and Assigns.

                  (a) This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement, the Notes and the Loan Documents to which the Borrower is a party without the prior written consent of each Lender.

                  (b) Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell or assign (each an "Assignment") all or any part of its Loans, its RC Commitment and its Notes (together and simultaneously with its Loans, its Commitments and its Notes in each case under and as defined in the Other Credit Agreement), on a pro rata basis (unless otherwise consented to by the Borrower), to one or more of the other Lenders (or to affiliates of such Lender or such other Lenders) or, with the written consent of the Borrower and the Administrative Agent (such consent not to be (A) unreasonably withheld or delayed, or (B) with respect to the Borrower, required during the continuance of an Event of Default), to any other bank, insurance company, pension fund, mutual fund or other financial institu tion, provided that (i) each such partial Assignment (together with the simultaneous assignment made under the Other Credit Agreement) shall be in a minimum aggregate amount of $5,000,000 (unless otherwise consented to by the Borrower), (ii) the parties to each such Assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement along with a fee (the "Assignment Fee") of $1,500 ($3,000 if no simultaneous assignment is being made by such parties under the Other Credit Agreement) with respect to the Assignment made under this Agreement and (iii) no such assignment may be made to the Borrower or to any Affiliate of the Borrower. Upon receipt of each such duly executed Assignment and Assumption Agreement together with the Assignment Fee therefor in compliance with the provisions hereof, the Administrative Agent shall (x) record the same and signify its acceptance thereof by executing two copies of such Assignment and Assumption Agreement in the appropriate place and delivering one copy to the assignor and one copy to the assignee and (y) request the Borrower to execute and deliver (1) to such assignee one or more Notes, in an aggregate principal amount equal to the Loans assigned to, and RC Commit ments assumed by, such assignee and (2) to such assignor one or more Notes, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and RC Commitment, if any, in each case against receipt of such assignor Lender's existing Notes. The Borrower agrees that it shall, upon each such request of the Administrative Agent, execute and deliver such new Notes at its own cost and expense. Upon such delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents.

                  (c) Each Lender may grant participations in all or any part of its Loans, its Notes or its RC Commitment to any other bank, insurance company, pension fund, mutual fund, financial institution or other entity, provided that no such participant shall have any right to require such Lender to take or omit to take any action under any Loan Document except any action which would require the consent of all Lenders pursuant to section 11.1. The Borrower hereby acknowledges and agrees that any such participant shall for purposes of sections 2.9, 11.5, 11.9, 11.11 and 11.16 be deemed to be a "Lender".

                  (d) No Lender shall, as between and among the Borrower, the Administrative Agent, the Collateral Agent, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any Assignment or granting of a participation in, all or any part of its Loans, its RC Commitment or its Notes, except that a Lender shall be relieved of its obligations to the extent of any Assignment of all or any part of its Loans, its RC Commitment or its Notes pursu ant to subsection (b) above.

                  (e) Notwithstanding anything to the contrary contained in this section 11.7, any Lender may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release such Lender from its obligations thereunder.

         11.8     Counterparts.

                  This Agreement and each of the other Loan Documents (other than the Notes) may be executed by one or more of the parties to this Agreement or to such other Loan Document, as the case may be, on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Any of the parties to this Agreement and the other Loan Documents may rely on signatures of such parties hereto and thereto which are transmitted by telecopier or other electronic means as fully as if originally signed. A set of the copies of this Agreement and each of the other Loan Documents signed by all the parties shall be lodged with each of the Borrower, the Administrative Agent and the Collateral Agent.

         11.9     Adjustments; Set-off.

                  (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collat eral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall notify the Administrative Agent and shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the benefitted Lender is required to pay interest on the amount of the excess payment to be returned, in which case the other Lenders shall pay their pro rata share of such interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, or at any time upon the occurrence and during the continuance of an Event of Default under section 9.1(a) or 9.1(b), each Lender shall have the right, without prior notice to the Bor rower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and ap plication.

         11.10    No Third Party Beneficiary.

                  This Agreement is among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Arrangers and no other Person is intended to or shall have any rights hereunder or shall be permitted to rely hereon.

         11.11    Indemnity.

                  (a) The Borrower agrees to indemnify and hold harmless each of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co- Agents, the Arrangers, each Lender and each of their respective officers, directors, employees and agents (each an
"Indemnified Party") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) incurred by each such Indemnified Party in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any claim, commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Subsidiary in any document or schedule executed or filed with the Securities and Exchange Commission or any other Governmental Authority by or on behalf of the Borrower or any Subsidiary, (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circum stances under which made, not misleading, (iii) any of the Loan Documents, the transactions contemplated hereby or thereby or any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or any of its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of section 2.7, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction ap plicable thereto, or (iv) any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or a portion of the Stock, or all or a portion of the assets, of any Person, in each case whether or not any Indemnified Party is a party thereto.

                  (b)  In  addition  to the  indemnity  provided  under  section
11.11(a), the Borrower agrees to defend, indemnify and hold harmless each Indemnified Party from and against any loss, cost, liability, fine, penalties, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to each such Indemnified Party, including all local counsel hired by any such counsel) suffered or incurred by each such Indemnified Party, pertaining to any release or threatened release of a reportable quantity of any hazardous substance or hazardous waste at any Property of the Borrower or any of its Subsidiaries (a "Hazardous Discharge"), including, but not limited to, claims of any Governmental Authority or any third Person, whether arising under or on account of any Environmental Law or tort, contract or common law, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances or hazardous wastes affecting any Property of the Borrower or any of its Subsidiaries, whether or not the same originates or engages from such Property or any contiguous real estate, including any loss of value of such Property as a result of the foregoing. The Borrower's obligations under this section 11.11(b) shall arise upon the discovery of any Hazardous Discharge at such Property, whether or not any Governmental Authority or any other Person has taken or threatened any action in connection with the presence of any hazardous substances or hazardous wastes.

                  (c) The indemnities set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Indemnified Parties hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the RC Commitments and the pay ment of all indebtedness of the Borrower hereunder and under the other Loan Documents, provided that the Borrower shall have no obligation under this section 11.11 to an Indemnified Party with respect to any of the foregoing to the extent arising directly and primarily out of the gross negligence or wilful misconduct of such Indemnified Party.

         11.12    Governing Law.

                  This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties under this Agreement, the Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

         11.13    Headings.

                  Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof.

         11.14    Severability.

                  Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.15    Integration.

                  All exhibits and schedules to this Agreement shall be deemed to be a part of this Agreement or the applicable Loan Document, as the case may be. Except for agreements between the Borrower and the Administrative Agent with respect to certain fees, this Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof.

         11.16    Consent to Jurisdiction.

                  The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.17    Service of Process.

                  The Borrower hereby agrees that process may be served in any suit, action, counterclaim or proceeding of the nature referred to in section
11.16 by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower set forth in section 11.2 or to any other address of which the Borrower shall have given written notice to the Administrative Agent. The Borrower hereby agrees that such service, to the extent permitted by applicable law (i) shall be deemed in every respect effective service of process upon it in any such suit, action, counterclaim or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.18    No Limitation on Service or Suit.

                  Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Collateral Agent, the Co- Syndication Agents, the Managing Agents, the Agent, the Co-Agents or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

         11.19    WAIVER OF TRIAL BY JURY.

                  THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-SYNDICATION AGENTS, THE MANAGING AGENTS, THE AGENT, THE CO-AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FUR THER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-SYNDICATION AGENTS, THE MANAGING AGENTS, THE AGENT, THE CO-AGENTS OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO- SYNDICATION AGENTS, THE MANAGING AGENTS, THE AGENT, THE CO-AGENTS OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-SYNDICATION AGENTS, THE MANAGING AGENTS, THE AGENT, THE CO-AGENTS OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-SYNDICATION AGENTS, THE MANAGING AGENTS, THE AGENT, THE CO-AGENTS AND THE LENDERS HAVE

BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         11.20    Confidentiality.

                  The Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co-Agents and the Lenders each agree that, without the prior written consent of the Borrower, it will not disclose the terms of this Agreement or any material confidential information with respect to the Borrower, or any of its Subsidiaries which is furnished pursuant to this Agreement to any Person except (i) its accountants, attorneys and other advisors who have a need to know such information or its Affiliates, and in each case who agree to be bound by the provisions of this section 11.20, (ii) to the extent such information is requested to be disclosed to any regulatory or administrative body or commission to whose jurisdiction the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Managing Agents, the Agent, the Co- Agents or such Lender is subject, (iii) to the extent such information is requested or required to be disclosed by subpoena or similar process of applicable law or regulation, (iv) to the extent the Borrower has previously disclosed such information publicly or such information is otherwise in the public domain (except by virtue of a breach by the Administrative Agent, the Collateral Agent, any of the Co-Syndication Agents, any of the Managing Agents, the Agent, any of the Co-Agents or such Lender of its obligations under this section 11.20) at the time of disclosure, (v) such information which is disclosed in connection with any litigation or dispute between the Administrative Agent, the Collateral Agent, any of the Co-Syndication Agents, any of the Managing Agents, the Agent, any of the Co-Agents or such Lender and any Loan Party concerning this Agreement, any other Loan Document, or any instrument or document executed or delivered in connection herewith or therewith, (vi) such information which was in the possession of such Person or such Person's Affili ates without the obligation of confidentiality prior to the Administrative Agent, the Collateral Agent, such Co-Syndication Agent, such Managing Agent, the Agent, such Co-Agent or such Lender furnishing it to such Person, and (vii) in connection with a prospective assignment, grant of a par ticipation interest or other transfer by a Lender of any of its interest in this Agreement or the Notes, provided that the Person to whom such information is disclosed shall agree to be bound by the provisions of this section 11.20.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            AMERICAN RADIO SYSTEMS CORPORATION


                            By:
                            Name:
                            Title:


                            THE BANK OF NEW YORK,
                            Individually and as Administrative Agent and Collateral Agent


                            By:
                            Name:
                            Title:


                            THE CHASE MANHATTAN BANK,
                            Individually and as a Co-Syndication Agent


                            By:
                            Name:
                            Title:


                            THE TORONTO-DOMINION BANK,
                            Individually and as a Co-Syndication Agent


                            By:
                            Name:
                            Title:

                            BANK OF MONTREAL,
                            Individually and as a Managing Agent


                            By:
                            Name:
                            Title:


                            CREDIT SUISSE FIRST BOSTON,
                            Individually and as a Managing Agent

                            By:
                            Name:
                            Title:


                            By:
                            Name:
                            Title:


                            FLEET NATIONAL BANK,
                            Individually and as a Managing Agent


                            By:
                            Name:
                            Title:


                            UNION BANK OF CALIFORNIA, N.A.,
                            Individually and as a Managing Agent


                            By:
                            Name:
                            Title:

                            BARCLAYS BANK PLC,
                            Individually and as Agent


                            By:
                            Name:
                            Title:



                            BANK OF AMERICA ILLINOIS,
                            Individually and as a Co-Agent


                            By:
                            Name:
                            Title:



                            THE SANWA BANK, LIMITED,
                            Individually and as a Co-Agent


                            By:
                            Name:
                            Title:



                            VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                            INCOME TRUST, Individually and as a Co-Agent


                            By:
                            Name:
                            Title:

                            THE BANK OF NOVA SCOTIA


                            By:
                            Name:
                            Title:



                            CAISSE NATIONALE DE CREDIT AGRICOLE


                            By:
                            Name:
                            Title:



                            CREDIT LYONNAIS NEW YORK BRANCH


                            By:
                            Name:
                            Title:


                            THE DAI-ICHI KANGYO BANK, LIMITED


                            By:
                            Name:
                            Title:


                            THE INDUSTRIAL BANK OF JAPAN, LIMITED


                            By:
                            Name:
                            Title:

                            LTCB TRUST COMPANY


                            By:
                            Name:
                            Title:


                            MERITA BANK LTD. - NEW YORK BRANCH


                            By:
                            Name:
                            Title:


                            By:
                            Name:
                            Title:


                            NATIONAL BANK OF CANADA


                            By:
                            Name:
                            Title:

                            By:
                            Name:
                            Title:

                            THE NIPPON CREDIT BANK, LTD.


                            By:
                            Name:
                            Title:

                            THE SUMITOMO BANK, LIMITED


                            By:
                            Name:
                            Title:


                            By:
                            Name:
                            Title:


                            SUMMIT BANK


                            By:
                            Name:
                            Title:


                            SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                            By:
                            Name:
                            Title:


                            THE TOYO TRUST & BANKING CO., LTD.


                            By:
                            Name:
                            Title:


                            US BANK OF WASHINGTON, N.A.


                            By:
                            Name:
                            Title:




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                                TABLE OF CONTENTS


1.       DEFINITIONS.............................................................................................-1-

                  1.1      Defined Terms.........................................................................-1-
                  1.2      Principles of Construction...........................................................-23-

2.       AMOUNT AND TERMS OF LOANS..............................................................................-24-

                  2.1      Loans................................................................................-24-
                  2.2      Notes................................................................................-24-
                  2.3      Procedure for Borrowing Loans........................................................-25-
                  2.4      Termination or Reduction of RC Commitments; Increases of RC
                           Commitments
                   .............................................................................................-26-
                  2.5      Prepayments of the Loans.............................................................-28-
                  2.6      Interest Rate and Payment Dates; Highest Lawful Rate.................................-30-
                  2.7      Use of Proceeds......................................................................-31-
                  2.8      Conversions; Other Matters...........................................................-32-
                  2.9      Indemnification for Loss.............................................................-33-
                  2.10     Reimbursement for Costs..............................................................-34-
                  2.11     Illegality of Funding................................................................-34-
                  2.12     Option to Fund.......................................................................-35-
                  2.13     Taxes; Net Payments..................................................................-35-
                  2.14     Capital Adequacy.....................................................................-36-
                  2.15     Substituted Interest Rate............................................................-36-
                  2.16     Transaction Record...................................................................-37-
                  2.17     Certificates of Payment and Reimbursement; Other Provisions Regarding
                           Yield Protection.....................................................................-37-

3.       FEES; PAYMENTS.........................................................................................-38-

                  3.1      Commitment Fees......................................................................-38-
                  3.2      Pro Rata Treatment and Application of Payments.......................................-38-

4.       REPRESENTATIONS AND WARRANTIES.........................................................................-39-

                  4.1      Subsidiaries.........................................................................-39-
                  4.2      Corporate Existence and Power........................................................-39-
                  4.3      Corporate Authority..................................................................-39-
                  4.4      Governmental Authority Approvals.....................................................-39-
                  4.5      Binding Agreement....................................................................-40-
                  4.6      Litigation...........................................................................-40-


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                  4.7      No Conflicting Agreements............................................................-40-
                  4.8      Taxes................................................................................-40-
                  4.9      Compliance with Applicable Laws......................................................-41-
                  4.10     Governmental Regulations.............................................................-41-
                  4.11     Property; Broadcasting Business......................................................-41-
                  4.12     Federal Reserve Regulations; Use of Loan Proceeds....................................-42-
                  4.13     No Misrepresentation.................................................................-42-
                  4.14     Plans................................................................................-42-
                  4.15     FCC Matters..........................................................................-42-
                  4.16     Burdensome Obligations...............................................................-43-
                  4.17     Financial Statements.................................................................-43-
                  4.18     Environmental Matters................................................................-43-

5.       CONDITIONS OF LENDING..................................................................................-44-

                  5.1      First Loans..........................................................................-44-
                  5.2      All Loans............................................................................-46-

6.       FINANCIAL COVENANTS....................................................................................-47-

                  6.1      Senior Leverage Ratio; Total Leverage Ratio..........................................-47-
                  6.2      Consolidated Annual Operating Cash Flow to Pro-Forma Debt Service....................-48-
                  6.3      Consolidated Annual Operating Cash Flow to Interest Expense..........................-48-
                  6.4      Consolidated Annual Operating Cash Flow to Fixed Charges.............................-48-

7.       AFFIRMATIVE COVENANTS..................................................................................-48-

                  7.1      Financial Statements.................................................................-49-
                  7.2      Certificates; Other Information......................................................-50-
                  7.3      Legal Existence......................................................................-52-
                  7.4      Taxes................................................................................-52-
                  7.5      Insurance............................................................................-52-
                  7.6      Payment of Indebtedness and Performance of Obligations...............................-53-
                  7.7      Condition of Property................................................................-53-
                  7.8      Observance of Legal Requirements; ERISA; Environmental Laws..........................-53-
                  7.9      Inspection of Property; Books and Records; Discussions...............................-54-
                  7.10     Licenses, Etc........................................................................-54-
                  7.11     Additional FCC Licenses..............................................................-54-
                  7.12     Interest Rate Protection Arrangements................................................-54-
                  7.13     Subsidiary Guaranty..................................................................-54-

8.       NEGATIVE COVENANTS.....................................................................................-55-

                  8.1      Borrowing............................................................................-55-
                  8.2      Liens................................................................................-55-
                  8.3      Merger and Acquisition or Sale of Property...........................................-56-
                  8.4      Dividends; Purchase of Stock.........................................................-57-
                  8.5      Investments, Loans, Etc..............................................................-58-
                  8.6      Business Changes.....................................................................-59-
                  8.7      Sale of Property.....................................................................-59-
                  8.8      Subsidiaries.........................................................................-60-
                  8.9      Compliance with ERISA................................................................-61-


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                  8.10     Certificate of Incorporation and By-laws.............................................-61-
                  8.11     Prepayments of Indebtedness..........................................................-61-
                  8.12     Fiscal Year..........................................................................-61-
                  8.13     Amendments, Etc. of Certain Agreements...............................................-61-
                  8.14     Transactions with Affiliates.........................................................-62-
                  8.15     License Subsidiaries.................................................................-62-
                  8.16     Sale and Leaseback...................................................................-62-
                  8.17     Prohibition on Management and Similar Fees...........................................-62-
                  8.18     Stock Issuance.......................................................................-62-
                  8.19     Indentures, Notes, Subsidiary Guaranties.............................................-63-
                  8.20     Federal Reserve Regulations..........................................................-63-
                  8.21     EZ Acquisition.......................................................................-63-

9.       DEFAULT................................................................................................-65-

                  9.1      Events of Default....................................................................-65-

10.      THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT; THE CO-SYNDICATION
         AGENTS; THE MANAGING AGENTS; THE AGENT; THE CO-AGENTS; THE
         ARRANGERS..............................................................................................-68-

                  10.1     Appointment..........................................................................-68-
                  10.2     Delegation of Duties.................................................................-68-
                  10.3     Exculpatory Provisions...............................................................-68-
                  10.4     Reliance by Administrative Agent and Collateral Agent................................-69-
                  10.5     Notice of Default....................................................................-69-
                  10.6     Non-Reliance.........................................................................-70-
                  10.7     Indemnification......................................................................-70-
                  10.8     Administrative Agent and Collateral Agent in its Individual Capacity.................-71-
                  10.9     Successor............................................................................-71-
                  10.10   Updating Exhibits and Schedules.......................................................-72-
                  10.11   Co-Syndication Agents.................................................................-73-
                  10.12   The Managing Agents...................................................................-73-
                  10.13   The Agent.............................................................................-73-
                  10.14   The Co-Agents.........................................................................-73-
                  10.15   The Arrangers.........................................................................-73-

11.      MISCELLANEOUS..........................................................................................-73-

                  11.1     Amendments and Waivers...............................................................-73-
                  11.2     Notices..............................................................................-74-
                  11.3     No Waiver; Cumulative Remedies.......................................................-75-
                  11.4     Survival of Representations and Warranties...........................................-76-
                  11.5     Payment of Expenses and Taxes........................................................-76-
                  11.6     Lending Offices......................................................................-77-
                  11.7     Successors and Assigns...............................................................-77-
                  11.8     Counterparts.........................................................................-78-
                  11.9     Adjustments; Set-off.................................................................-79-

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                  11.10   No Third Party Beneficiary............................................................-79-
                  11.11   Indemnity.............................................................................-80-
                  11.12   Governing Law.........................................................................-81-
                  11.13   Headings..............................................................................-81-
                  11.14   Severability..........................................................................-81-
                  11.15   Integration...........................................................................-81-
                  11.16   Consent to Jurisdiction...............................................................-81-
                  11.17   Service of Process....................................................................-82-
                  11.18   No Limitation on Service or Suit......................................................-82-
                  11.19   WAIVER OF TRIAL BY JURY...............................................................-82-
                  11.20   Confidentiality.......................................................................-83-



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